As filed with the Securities and Exchange Commission on September 18, 2006
                                      An Exhibit List can be found on page II-3.
                                                     Registration No. 333-______


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           NEW CENTURY COMPANIES, INC.
                         (Name of small business issuer)

          Delaware                     3541                  06-10345787
(State or other jurisdiction    (Primary standard           (IRS employer
     of incorporation)        industrial code number)    identification number)

                           9835 Santa Fe Springs Road
                           Santa Fe Springs, CA 90670
                                 (562) 906-8455
          (Address and telephone number of principal executive offices and principal place of business)

                                 David Duquette
                                    President
                           9835 Santa Fe Springs Road
                           Santa Fe Springs, CA 90670
                                 (562) 906-8455
            (Name,address and telephone number of agent for service)
                                   Copies to:
                                 Marc Ross, Esq.
                           Marcelle S. Balcombe, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                       (212) 930-9700 (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum      Proposed maximum
Title of each class of              Amount to be      offering              aggregate          Amount of
securities to be registered          registered    price per share        offering price    registration fee
                                                   (1)
------------------------------------------------------------------------------------------------------------

Common stock, $.10 par value per         355,000   $           0.42      $         49,100   $          15.95
share

Common stock , $.10 par value (2)     11,590,020   $           0.42      $   4,867,808.25   $         520.86

Total                                 11,945,020                                            $         536.81(3)
------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 15, 2006, which was $0.42 per share.

(2) Includes shares of our common stock, par value $0.10 per share, which may be offered pursuant to this registration statement, which shares are currently outstanding and are issuable upon conversion of convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes such additional number of shares issuable upon conversion of the notes as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(3) Previously paid pursuant to SB-2 (File No. 333-134863) which was subsequently withdrawn.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2006

                           NEW CENTURY COMPANIES, INC.

                              11,945,020 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 11,945,020 shares of our common stock, including 6,891,292 shares of common stock issuable upon conversion of convertible notes or as interest on the convertible notes, 4,698,728 issuable upon the exercise of common stock purchase warrants and, 355,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "NCNC.OB". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 15, 2006, was $0.45.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2006.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY NEW CENTURY COMPANIES, INC, WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS
Prospectus Summary........................................................... 1
Risk Factors................................................................. 4
Forward Looking Statements................................................... 7
Use of Proceeds.............................................................. 8
Management's Discussion and Analysis or Plan of Operation.................... 8
Description of Property......................................................13
Legal Proceedings............................................................13
Management...................................................................13
Executive Compensation.......................................................15
Certain Relationships and Related Transactions...............................17
Market for Common Equity and Related Stockholder Matters.....................17
Security Ownership of Certain Beneficial Owners and Management...............18
Selling Stockholder..........................................................19
Description of Securities....................................................21
Plan of Distribution.........................................................22
Legal Matters................................................................23
Experts......................................................................24
Available Information........................................................24
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities..................................................................24
Index to Consolidated Financial Statements..................................F-1


You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           NEW CENTURY COMPANIES, INC.

We are engaged in acquiring, re-manufacturing and selling pre-owned Computer Numerically Controlled ("CNC") machine tools to manufacturing customers. We provide rebuilt, retrofit and remanufacturing services for numerous brands of machine tools.

We also manufacture original equipment CNC large turning lathes and attachments under the trade name Century Turn. CNC machines use commands from onboard computers to control the movements of cutting tools and rotation speeds of the parts being produced. Computer controls enable operators to program operations such as part rotation, tooling selection and tooling movement for specific parts and then store the programs in memory for future use. The machines are able to produce parts while left unattended. Because of this ability, as well as superior speed of operation, a CNC machine is able to produce the same amount of work as several manually controlled machines, as well as reduce the number of operators required; generating higher profits with less re-work and scrap. Since the introduction of CNC tooling machines, continual advances in computer control technology have allowed for easier programming and additional machine capabilities. A vertical turning machine permits the production of larger, heavier and more oddly shaped parts on a machine, which uses less floor space when compared to the traditional horizontal turning machine because the spindle and cam are aligned on a vertical plane, with the spindle on the bottom.

The primary industry segments in which our machines are utilized to make component parts are in aerospace, power generation turbines, military, component parts for the energy sector for natural gas and oil exploration, medical, aerospace and mining fields. We sell our products to customers in the United States, Canada and Mexico.

Over the last several years, we have designed and developed a large horizontal CNC turning lathe with productivity features new to the metalworking industry. We believe that a potential market for the Century Turn Lathe, in addition to the markets mentioned above, is aircraft landing gear.

We are also engaged in assembling sound-wall modules made from Quilite(R), a lightweight, graffiti resistant concrete alternative used in freeway sound barriers and in other sound absorbing structures and non-weight bearing applications where privacy or screening is necessary.

Our principal offices are located at 9835 Santa Fe Springs Rd. Santa Fe Springs, CA 90670 and our telephone number is (562) 906-8455. We are a Delaware corporation.


The Offering

Common stock offered by selling stockholders....    Up to 11,945,020 shares of common stock, including 6,484,414 shares of common stock issuable upon conversion of convertible notes or as an interest and amortization on the convertible notes; 4,698,728 shares of common stock underlying common stock purchase warrants and 355,000 shares. This number represents 52% of our total number of shares outstanding assuming the exercise of all common stock purchase warrants and conversion of convertible notes, including interest.

Common stock to be outstanding after the offering   Up to 22,949,676 shares*.

Use of proceeds                                     We will not receive any proceeds from the sale of the common stock. However, we may receive the exercise price for any shares of common stock delivered in connection with the exercise of the common stock purchase warrants. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

OTCBB Symbol                                        NCNC.OB

*The above information regarding common stock to be outstanding after the offering is based on 11,359,655 shares of common stock outstanding as of September 15, 2006 and assumes the exercise of warrants and conversion of convertible notes, including interest by our selling stockholders. This number does not include 355,000 shares which are being offered by Selling Stockholders which have been already issued and are included in our issued and outstanding shares as of September 15, 2006.

FINANCING TRANSACTIONS

We are registering shares of common stock and shares of common stock underlying common stock purchase warrants and convertible notes, including interest, in connection with the following financing transactions, engaged in, pursuant to
Section 4(2) under the Securities Act of 1933 or Regulation D promulgated hereunder:

MOTIVATED MINDS BRIDGE LOAN

On February 15, 2006, to obtain funding for our operations, we issued a Series A Convertible Note (the "Note") in the principal amount of $300,000 to Motivated Minds, LLC, an Arizona limited liability company (the "Lender"). The Note is convertible into 454,545 shares of our common stock, par value $0.10, at a price of $0.66 per share. In connection with the Note, we issued a warrant to Motivated Minds to purchase up to 454,545 shares of our common Stock at a price of $0.66 per share. Such Warrant is currently exercisable and expires on the fifth anniversary of the date of issuance.

The Note bears interest as follows: (i) equal to twenty-four percent (24%) per annum on the unpaid principal balance from the issue date to the sixtieth (60th) day from the issue date; and (ii) twenty-seven percent (27%) per annum after the sixtieth (60th) day from the Issue Date to the Maturity Date. We are required to pay interest in cash, provided that we are permitted to pay the interest in restricted common stock or a combination of cash and restricted stock, if the holder notifies us within five (5) business days of the interest payment date of its decision regarding the form of the payment of interest. The Common Stock will be valued for these purposes at $.66 per share.

We have the right to prepay the Note, without penalty, in whole or in part, on ten (10) days advance notice to the holder and subject to the right of the holder to convert in advance of such prepayment date and provided that on such prepayment date, we shall pay in respect of the redeemed Note, cash equal to the face amount plus accrued interest on the Note (or portion thereof) redeemed.

Upon the occurrence of an event of default as defined in the Note, default Interest will accrue on the unpaid principal or interest due thereunder at the rate of thirty percent (30%) per annum until the Event of Default is cured. Pursuant to the terms of the Note, an event of default shall be deemed to have occurred if (i) we fail to pay principal of the Note when due; (ii) failure to pay interest when due, and such failure continues for 30days; (iii) our failure to perform any covenants, conditions and provisions of the Note and the other ancillary documents executed in connection with the Note, which failure continues for a period of 10 days after notice of default is given to the Company. Default Interest is payable on a monthly basis commencing thirty (30) days after default interest has begun accruing.

Motivated Minds has contractually agreed to restrict its ability to convert the Note and receive shares of our common stock such that the number of shares of our common stock held by its and its affiliates, after such conversion does not exceed 4.99% of our then issued and outstanding shares of common stock.

In connection with the Note, we paid aggregate fees and expenses of $30,000 and issued 30,000 restricted shares of our common stock to Motivated Minds and an aggregate of 45,454 warrants to the Placement Agents, Source Capital Group, Inc. and Ascendiant Securities, LLC, which warrants are exercisable at a price of $.66 per share and expire on February 14, 2011.

The Note matured on May 16, 2006. As consideration for the Holder's failure to declare an Event of Default, we issued 30,000 shares of common stock to the holder. In addition, we have entered into an amendment to the Note pursuant to which we agreed to repay $150,000 plus accrued interest on August 16, 2006 and $150,000 on October 16, 2006. In connection with the extension, we agreed to (i) issue 45,000 restricted shares to Motivated Minds; (ii) reimburse its counsel $500 for legal fees; and (iii) pay a fee of $3,000 to Source Capital. On August 16, 2006, we repaid $150,000 principal of the Note and all accrued interest to date. As of August 31, 2006, the balance on the Note is $150,000.

The Note and the Warrants were offered and sold to Motivated Minds in a transaction made in reliance upon exemptions from registration pursuant to
Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.

CAMOFI PRIVATE PLACEMENT

On February 28, 2006, to obtain funding for our operations, we entered into a Securities Purchase Agreement ("CAMOFI Purchase Agreement") with CAMOFI Master LDC ("CAMOFI") for the sale of (i) $3,500,000 in 12% Senior Secured Convertible Note (the "CAMOFI Note") which are convertible into common stock at a fixed conversion price of $0.63 and (ii) stock purchase warrants (the "Warrant") to purchase 3,476,190 shares of our common stock at a fixed exercise price of $0.63. We closed the financing pursuant to the CAMOFI Purchase Agreement on February 28, 2006.

The CAMOFI Note bears interest at 12% and matures on February 28, 2009. Interest on the aggregate of unconverted and then outstanding principal amount is payable monthly in arrears, in cash or registered shares of common stock at the Company's election, or a combination thereof, beginning on the first day of the first month after the issuance date of March 1, 2006. Notwithstanding the foregoing, payment in shares of common stock can only occur if during the 20 trading days immediately prior to the payment date, the payment in shares of common stock would not exceed 25% of the volume for any of the previous 20 trading days, we shall have given the holder notice and the following conditions (the "Equity Conditions") have been met: (i) we have duly honored conversions and redemptions; (ii) all liquidated damages and other amounts owing in respect of the CAMOFI Note have been paid; (iii) there is an effective registration statement pursuant to which the holder is permitted to resell all of the shares issuable pursuant to the CAMOFI Purchase Agreement; (iv) our stock is listed or quoted for trading on either of the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board and the shares issuable pursuant to the CAMOFI Purchase Agreement are listed for trading; (v) there is sufficient number of authorized but unissued and unreserved shares for the issuance of shares issuable pursuant to the CAMOFI Purchase Agreement; (vi) we are not in default under the CAMOFI Purchase Agreement; (vii) the shares issued or issuable will not exceed 4.99%;
(viii) no public announcement of a pending or proposed fundamental transaction (such as a merger or consolidation of the Company, any completed tender offer or exchange, any reclassification of our common stock or compulsory share exchange where our common stock is effectively converted into or exchanged for other securities, cash or property) or change of control transaction has occurred that has not been consummated; (ix) the closing price of our common stock is at lease 115% of the conversion price of the CAMOFI Note, (as adjusted).

We have the right to prepay in cash, all, or a portion of the CAMOFI Note, at 120% of the principal amount plus accrued interest at the date of prepayment. In addition, we are required to repay the CAMOFI Note at 120% of the principal amount thereof plus accrued interest to the date of repayment in the event we shall (A) sell all or a portion of the our assets, (B) become subject to change in control transaction, or (C) Quilite International, LLC's audited financial statement are materially worse than its unaudited financial statements. In determining whether Qulite's audited financial statements are materially worse than its unaudited financial statements, we will rely on a qualified third party accounting expert to determine the differences. The comparison will take place prior to the closing of any transaction between the Company and Quilite. Presently, the Company has not set time for the consummation of any transactions with Quilite.

On the first day of each month, commencing September 1, 2006, we are required to redeem 1/30th of the original principal amount of the CAMOFI Note plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of the Note which shall be paid in cash, equal to 105% of such amount; provided, however, upon 10 trading days' prior written irrevocable notice, in lieu of a cash redemption payment, we may elect to pay 100% of such amount due in shares of our common stock based on a conversion price equal to 85% of the average of the 10 consecutive VWAPs immediately prior to the applicable payment.

Upon the occurrence of an event of default, at the Holder's election, the full principal amount of the Note, together with interest and any other amounts owed pursuant to the CAMOFI Note shall become immediately due and payable in cash. The aggregate amount payable upon an event of default shall be equal to 120% of the principal amount of the CAMOFI Note, plus all accrued and unpaid interest thereon and all other costs, expenses, and liquidated damages due with respect to such CAMOFI Note. Commencing 5 days after the occurrence of any event of default that results in the eventual acceleration of the CAMOFI Note, the interest rate on the Note shall accrue at the rate of 20% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Pursuant to the terms of the Note, an event of default means (subject to any applicable grace or cure period) (i) any default in the payment of any principal interest or liquidated damages in connection with the Note; (ii) failure to observe any covenant or agreement contained in the Note; (iii) a default under any of the other documents executed in connection with the CAMOFI Purchase Agreement or any other material agreement, lease document or instrument to which the Company or any subsidiary is bound which default is not cured within 10 trading days; (iv) any representation or warranty made in any of the documents or in any written statement delivered to CAMOFI shall be untrue in all material respects as of the date made or deemed made; (v) any proceeding under applicable bankruptcy or insolvency laws commenced against the Company or its subsidiaries, which remains un-dismissed after 60 days or any adjudication of the Company or any of its subsidiaries is adjudicated insolvent or bankrupt.

In connection with the CAMOFI Purchase Agreement, we entered into an escrow agreement by and among, CAMOFI, Katten Muchin Rosenman, as Escrow Agent, and us and a letter agreement with CAMOFI, pursuant to which $1,500,000 was deposited into escrow by CAMOFI. Pursuant to the terms of the letter agreement, the $1,500,000 will be released to us upon consummation of the acquisition of Quilite International LLC, provided however, (v) the terms of such acquisition are satisfactory to CAMOFI; (w) CAMOFI shall be satisfied, in its sole discretion, with the progress of negotiations for the extension or renewal of our Headquarters lease; (x) no default or Event of Default shall have occurred or be continuing; (y) there shall have been no material adverse change in our business and the business of our subsidiaries or results of operations; and (z) the Equity Conditions shall have all been satisfied. Based upon changed circumstances and the immediate need by the Company for the funds for working capital purposes, the parties determined to release the funds held in escrow to the Company as follows: (a) $750,000 on July 10, 2006 and (b) $750,000 on August 4, 2006. With $750,000, the Company elected to create an interest bearing bank account and to use these funds solely for the payment of monthly redemption and accrued interest on the CAMOFI Note. The $750,000 funds will cover payments totaling $583,333.33 principal and $166,666.67 interest on the Note. As of September 5, 2006, two payments were made to CAMOFI as follows: $116,666.67 principal and $71,127.78 interest.

The Warrant is exercisable at a price of $0.63 per share and will expire on February 28, 2013. In the event that there is no effective registration statement covering the resale of the shares underlying the Warrant, the Warrant may be exercised by means of a cashless exercise. The Warrant provides for certain adjustments upon the occurrence of certain events, including, but not limited to, any payment of a stock dividend or distributions to our shareholders; (2) subdivision of our common stock into a larger number of shares; (3) reclassification of our common stock; and (4) the combination of our common stock into a smaller number of shares.

The CAMOFI Note is secured by substantially all of our assets.

CAMOFI has contractually agreed to restrict its ability to convert the CAMOFI Note and exercise the Warrant and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

In connection with the CAMOFI Note, we paid aggregate fees and expenses of $377,500 to CAMOFI. In addition, we issued 722,539 warrants to the Placement Agent, Ascendiant Securities, LLC, and its assignee which warrants are exercisable at price of $.63 and which expire on February 28, 2013. Ascendiant also received 250,000 restricted shares of our common stock.

The CAMOFI Note and CAMOFI Warrant were offered and sold to CAMOFI in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. CAMOFI is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.


                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. There are a number of factors that are not identified herein that could have a negative effect. Among the factors that could cause actual results to differ materially are the following:

      o adverse changes in the conditions in the specific markets for our products;
      o visibility to, and the actual size and timing of, capital expenditures by our customers;
      o inventory practices, including the timing of deployment, of our customers;
      o adverse changes in the public and private equity and debt markets and the ability of our customers and suppliers to obtain financing or to fund capital expenditures;
      o adverse changes in the credit ratings of our customers and suppliers;
      o     a general downturn in the overall economy;
      o a decline in government defense funding that lowers the demand for defense equipment and retrofitting;
      o     competitive pricing and availability of competitive products; and
      o adverse changes in the ability of the company to obtain financing or to fund capital expenditures, mergers and acquisitions or growth.

RISKS RELATING TO OUR COMPANY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

We have a limited operating history on which to base an evaluation of our business and prospects. For the years ended December 31, 2005 and 2004, we had net income (loss) of $668,359 and $(1,423,359), respectively, and net income
(loss) of $346,793 and $(865,587) for the three and six months ended June 30, 2006, respectively. As of June 30, 2006, we have a working capital deficit of $(188,773). We cannot give any assurance that we will generate significant revenue or always have profits. In addition, we anticipate that we will require additional capital commitments during 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

THERE CAN BE NO ASSURANCE THAT WE WILL ACHIEVE PROFITABILITY.

There can be no assurance that we will achieve profitability. Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, cost of production and volume of sales. There can be no guarantee that we will be able to achieve profitability on a quarterly or annual basis. If we do not achieve profitability, our business will be adversely affected and investors may lose all or substantially all of their investment.

WE ARE DEPENDENT UPON A FEW KEY PERSONNEL AND THEIR LOSS MAY NEGATIVELY IMPACT OUR RESULTS FROM OPERATIONS

Our ability to operate our businesses and implement our strategies depends, in part, on the efforts of our executive officers and other key employees particularly Messrs. Duquette and Czikmantori. In addition, our future success will depend on, among other factors, our ability to attract and retain qualified personnel, particularly research professionals, technical sales professionals and engineers. The loss of the services of any key employee or the failure to attract or retain other qualified personnel could have a material adverse effect on our business or business prospects.

WE MAY BE EXPOSED TO PRODUCT LIABILITY AND WARRANTY CLAIMS

We may be exposed to product liability and warranty claims in the event that the use of our products results, or is alleged to result, in bodily injury and/or property damage or our products actually or allegedly fail to perform as expected. While we maintain insurance coverage with respect to certain liability claims, we may not be able to obtain such insurance on acceptable terms in the future, if at all, and any such insurance may not provide adequate coverage against product liability claims. In addition, product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods of time, regardless of the ultimate outcome. An unsuccessful defense of a product liability claim could have an adverse affect on our business, results of operations and financial condition and cash flows. Even if we are successful in defending against a claim relating to our products, claims of this nature could cause our customers to lose confidence in our products and our company. Warranty claims are not covered by insurance, and we may incur significant warranty costs in the future for which we would not be reimbursed.

WE RELY ON EXTERNAL FINANCING TO MEET OUR CASH REQUIREMENTS

In February 2006, we received $300,000 from Motivated Minds and $3,500,000 in debt financing from CAMOFI. However we will continue to rely upon external financing sources to meet the cash requirements of our ongoing operations. In the future, we may be required to raise additional funds, particularly if we exhaust the funds advanced under that agreement, are unable to generate positive cash flow as a result of our operations and are required to repay the convertible debentures as a result of Motivated Mind's and CAMOFI's failure to convert the debentures into common stock. To the extent that we are unable to raise sufficient capital, our business plan will require substantial modification and our operations curtailed. These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required.

WE MAY NEED SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL, WHICH MAY RESULT IN DILUTION TO YOUR OWNERSHIP AND VOTING RIGHTS IN US.

Based upon our current cash reserves and forecasted operations, we may need to obtain outside funding to implement our plan of operation over the next twelve months. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects and force us to curtail our business operations. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders. If we do not receive funding at lower prices, this will have a dilutive effect on the value of our securities issued at higher prices. Further, the sale, or potential sale of large amounts of our securities will, in all likelihood, have a depressive effect on the price of our securities which will affect the value of your investment.

OUR AUDITORS HAVE INCLUDED A GOING CONCERN MATTER IN THEIR OPINION

Our auditors opinion regarding our financial statements includes concerns about our ability to continue as a going concern, which contemplates among other things, the realization of assets and satisfaction of liabilities in the normal course of business. These concerns arise from the fact that as of December 31, 2005 we had a negative working capital of approximately $2,083,000, an accumulated deficit of approximately $6,959,000 and we are in default on certain notes payable. These factors raise substantial doubt about our ability to continue as a going concern. We intend to fund our operations through anticipated increased sales and debt and equity financing arrangements which management believes may be insufficient to fund our capital expenditures, working capital and other cash requirements for the year ending December 31, 2006. We will be required to seek addition funds to finance our long-term operations. There can be no assurance that we will be able to able to obtain additional financing. If we are unable to continue as a going concern, you may lose your entire investment.

WE MAY BE SUBJECT TO FINES, SANCTIONS AND/OR PENALTIES OF AN INDETERMINABLE NATURE AS A RESULT OF POTENTIAL VIOLATIONS OF FEDERAL SECURITIES LAWS.

In view of the fact that a portion of the proceeds from the private placement offering to CAMOFI was being held in escrow, subject to release in the sole discretion of CAMOFI and the maturity date of the Note with Motivated Minds was extended after we had filed a Registration Statement with the Securities and Exchange Commission on June 8, 2006, which included the shares issuable to CAMOFI and Motivated Minds, it is possible the private placement offering to CAMOFI and Motivated Minds may be deemed to have not been completed at the time of the filing. These actions may be inconsistent with Section 5 of the Securities Act of 1933, as amended, and we may be subject to fines, sanctions and/or penalties of an indeterminable nature as a result of potential violations of federal securities laws.

                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and


that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR SHARE PRICE IS VOLATILE

Our Common Stock has experienced, and may continue to experience, substantial price volatility, particularly as a result of variations between our actual or anticipated financial results and the published expectations of analysts and as a result of announcements by us and our competitors. In addition, the stock market has experienced extreme price fluctuations that have affected the market price of many companies and that have often been unrelated to the operating performance of these companies. A major decline in the capital markets generally, or in the market price of our securities may negatively impact our ability to make future strategic acquisitions, raise capital, issue debt, or retain employees. These factors, as well as general economic and political conditions, may in turn have a material adverse effect the market price of our Common Stock.

               RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of September 15, 2006, we had 11,359,655 shares of common stock issued and outstanding, $3,650,000 of convertible notes outstanding. The convertible notes and associated accrued interest may be converted into an estimated 6,484,414 shares of common stock and outstanding warrants to purchase 4,698,728 shares of common stock. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants, may be sold without restriction upon effectiveness of a registration statement which includes those shares. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although Motivated Minds or CAMOFI may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent Motivated Minds or CAMOFI from converting and/or exercising and selling some of their holdings, selling shares of common stock obtained and then converting further. In this way, Motivated Minds or CAMOFI could sell more than this limit while never holding more than this limit.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In February 28, 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 12% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreements we entered into in February 2006, we executed a Security Agreement in favor of CAMOFI granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement states that upon the occurrence of an event of default as defined in the Notes and pursuant to the Security Agreement, the Investors have the right to take possession of the collateral, to operate our business and the business of our subsidiaries using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                           FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive funds upon exercise of the common stock purchase warrants held by the selling stockholders. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

OVERVIEW

Our current strategy is to expand our customer sales base with our present line of machine products. Plans for expansion are expected to be funded through current working capital from ongoing sales. However, significant growth will require additional funds in the form of debt or equity, or a combination thereof. Our growth strategy also includes strategic acquisitions in addition to growing the current business. A significant acquisition will require additional financing. We obtained additional financing in 2006 for a proposed acquisition. However, than can be no assurance the acquisition will take place.

PLAN OF OPERATIONS

The earnings of the Company for the three months ended June 30, 2006 were positive as a result of an increase in revenues.

The Company's current strategy is to expand its customer sales base with its present line of machine products. The Company's growth strategy also includes strategic acquisitions in addition to growing the current business. Plans for expansion will be funded through current working capital from ongoing sales and, to the extent available, additional funds in the form of debt or equity. Currently, the Company's management has attracted additional funding in the form of subordinated debt. However, there is no guarantee that the capital raised will be sufficient to execute the Company's business plan. To the extent that the capital raised is not sufficient, the Company's business plan will be required to be substantially modified and its operations curtailed.

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2006 COMPARED TO JUNE 30, 2005.

Revenues. The Company generated revenues of $2,297,773 for the three months ended June 30, 2006, which was a $1,089,794 or a 90% increase from $1,207,979 for the three months ended June 30, 2005. The increase is the result of a growth in customer orders, based on an increased demand in the market for machine tools and on the capability to sell the Company's product at higher contract amounts.

Gross Profit. Gross profit for the three months ended June 30, 2006, was $806,721 or 35% of revenues, compared to $372,168, or 31% of revenues for the three months ended June 30, 2005, a 117% increase. The increase of gross profit is the result of increased sales.

Operating Income. Operating income for the three months ended June 30, 2006, was $360,379 compared to an operating loss of $(58,632) for the three months ended June 30, 2005. The increase of $419,011 or 715% in operating income is due to 117% increase in sales.

Interest Expense. Interest expense for the three months ended June 30, 2006 was $813,110 compared with $70,218 for the three months ended June 30, 2005. The $742,892 increase in interest expense is due primarily to $459,000 amortization of beneficial conversion feature and $113,000 discount on warrants and conversion option associated to two convertible notes payable and amortization of deferred financing costs related to warrants and common stock granted to third parties as financing cost on convertible notes. Secondarily, the increase in interest expense is due to $119,000 liquidated damages accrued on $3.5 million convertible debt (See Note 5).

Derivative liability expense. As of June 30, 2006, a decrease in fair value of the derivative liability associated with the warrants to purchase common stock, granted in connection with the $3.5 million convertible debenture, was $(799,524). The decrease in fair value was reversed to derivative liability expense (See Note 1).

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO JUNE 30, 2005.

Revenues. The Company generated revenues of $3,997,620 for the six months ended June 30, 2006, which was a $1,357,752 or a 51% increase from $2,639,868 for the six months ended June 30, 2005. The increase is the result of an increase in customer orders, based on a better market for machine tools and on the capability to sell the Company's product at higher contract amounts.

Gross Profit. Gross profit for the six months ended June 30, 2006, was $1,209,960 or 30% of revenues, compared to $758,187, or 29% of revenues for the six months ended June 30, 2005, a 60% increase. The increase of gross profit is the result of increased sales.

Operating Income. Operating income for the six months ended June 30, 2006, was $308,589 compared to operating income of $101,568 for the six months ended June 30, 2005. The increase of $207,021 or 203% in operating income is due to the increase in sales.

Interest Expense. Interest expense for the six months ended June 30, 2006 was $1,208,938 compared with $119,285 for the six months ended June 30, 2005. The $1,089,653 increase in interest expense is due primarily to $708,123 amortization of beneficial conversion feature and $170,466 discount on warrants and conversion option associated with two convertible notes payable and amortization of deferred financing costs related to warrants and common stock granted to third parties as financing cost on convertible notes. Secondarily, the increase in interest expense is due to $162,500 liquidated damages accrued on $3.5 million convertible debt (See Note 5 to the condensed consolidated financial statements).

Derivative liability expense. As of June 30, 2006, a decrease in fair value of the derivative liability associated with the warrants to purchase common stock, granted in connection with the $3.5 million convertible debenture, was $(34,762). The decrease in fair value was reversed to derivative liability expense (See Note 1 to the condensed consolidated financial statements).

FINANCIAL CONDITION, LIQUIDITY, CAPITAL RESOURCES

The net cash decrease of the Company during the six months ended June 30, 2005 was $(14,813) (bank overdraft). The decrease is due to net cash provided by financing activities of $1,052,687, used to increase its inventory of machines for stock and debt reduction. Currently, the Company's management attracted additional funding in the form of subordinated debt. However, there is no guarantee that the capital raised will be sufficient to execute its business plan. To the extent that the capital raised is not sufficient, the Company's business plan will be required to be substantially modified and its operations curtailed.

The Company is currently improving its liquidity by the following actions:

      o     The Company continues to implement plans to increase revenues.

      o The Company continues its program for selling inventory that has been produced or is currently in production.

      o The Company continues to implement plans to further reduce operating costs by improved process control and greater productivity.

      o The Company is continually seeking investment capital through the public markets.

However, there is no guarantee that any of these strategies will enable the Company to meet its financial obligations for the foreseeable future.

FISCAL YEARS ENDED DECEMBER 31, 2005 COMPARED TO DECEMBER 31, 2004.

Revenues. New Century generated revenues of $6,038,459 for the fiscal year ended December 31, 2005, which was a 31% increase from $4,605,813 for the fiscal year ended December 31, 2004. The increase is the result of an increase in sales based on better market conditions for New Century machines.

Gross Profit. There was a substantial increase in gross profit for the fiscal year ended December 31, 2005, of $2,171,956, due to the increased revenues from higher selling prices and a $739,310 decrease in cost of sales. The decrease in cost of sales is principally related to more efficient use of material and labor resources. Gross profit was $1,714,970, compared to a loss of $(456,986) from the corresponding period in 2004.

Net Income . Net income increased to $668,359 for the fiscal year ended December 31, 2005 compared to a net loss of $1,423,359 for the fiscal year ended December 31, 2004. The increase in net income is primarily attributed to a $2,352,442 increase in operating income, the increase in revenues and the decrease in cost of sales.

Interest Expense. Interest expense for the fiscal year ending December 31, 2005 increased to $235,592, compared to $181,468 for the period ended December 31, 2004. The increase of 30% is primarily the result of $47,500 amortization of shares of common stock issued to a Note Payable holder as a consideration for agreement to extend the repayment of the note.

FINANCIAL CONDITION, LIQUIDITY, CAPITAL RESOURCES

Net cash decrease during the fiscal year ended 2005 was $129,087. For the year ended December 31, 2005, the Company used cash in financing activities of $44,730, compared with $402,988 cash provided by financing activities in the prior year. The $447,718 cash used in financing activities increase is primarily due to $521,000 of proceeds from the issuance of preferred stock in 2004, compared to no cash proceeds from debt or equity in 2005. The cash used in investing activities decreased by $1,396, primarily due to reducing purchases of property and equipment. We rely upon external financing sources to meet the cash requirement of our ongoing operations. Currently, our management attracted additional funding in the form of subordinated debt. However, there is no guarantee that the capital raised is sufficient to execute our business plan. To the extent that the capital raised is not sufficient, our business plan will be required to be substantially modified and its operations curtailed. Our auditors have issued their report which contains an explanatory paragraph as to our ability to continue as a going concern.

INFLATION AND CHANGING PRICES

We do not foresee any adverse effects on our earnings as a result of inflation or changing prices.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

GOING CONCERN

Our independent certified public accountants have stated in their report, that we have a working capital deficit, a significant accumulated deficit and are in default on certain notes payable. These conditions raise substantial doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the our consolidated financial statements and the accompanying notes. The amounts of assets and liabilities reported on our balance sheet and the amounts of revenues and expenses reported for each of our fiscal periods are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, accounts receivable, doubtful accounts and inventories. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of the financial statements:

REVENUE RECOGNITION

Service revenues are billed and recognized in the period the services are rendered.

The Company accounts for shipping and handling fees and costs in accordance with EITF 00-10 "Accounting for Shipping and Handling Fees and Costs." Such fees and costs incurred by the Company are immaterial to the operations of the Company.

In accordance with SFAS 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of an estimate of markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience, current industry trends and estimated costs.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company's revenue recognition policy for services and product sales conforms to SAB 101. The Company recognizes revenue of long-term contracts pursuant to SOP 81-1.

METHOD OF ACCOUNTING FOR LONG-TERM CONTRACTS

We use the percentage-of-completion method of accounting to account for long-term contracts and, therefore, takes into account the cost, estimated earnings and revenue to date on fixed-fee contracts not yet completed. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final cost, based on current estimates of cost to complete. It is not related to the progress billings to customers. Contract costs include all materials, direct labor, machinery, subcontract costs and allocations of indirect overhead.

Because long-term contracts may extend over a period of time, changes in job performance, changes in job conditions and revisions of estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts that require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the consolidated financial statements.

Contracts that are substantially complete are considered closed for consolidated financial statement purposes. Revenue earned on contracts in progress in excess of billings (under billings) is classified as a current asset. Amounts billed in excess of revenue earned (overbillings) are classified as a current liability.

CLASSIFICATION OF WARRANT OBLIGATION

In connection with the issuance of the 12% Senior Secured Convertible Notes (See
Note 3), the Company has an obligation to file a registration statement covering the resale of 125% of the Registrable Securities, as defined in the Registration Rights Agreement. The obligation to file the registration statement meets the criteria of an embedded derivative to be bifurcated pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. Under this transaction, the Company is obligated to register for resale the common shares underlying the warrants, and as a result, the embedded derivative associated with this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at March 31, 2006, the Company did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation has been classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The classification of the warrant obligation will be evaluated at each reporting date and as such, it will continue to be reported as a liability until such time all of the criteria necessary for equity classification have been met.

ESTIMATES

Critical estimates made by management are, among others, deferred tax asset valuation allowances, realization of inventories, collectibility of contracts receivable and the estimating of costs for long-term construction contracts. Actual results could materially differ from those estimates.

OTHER SIGNIFICANT ACCOUNTING POLICIES

Other significant accounting policies not involving the same level of measurement uncertainties as those discussed above, are nevertheless important to an understanding of the financial statements. The policies related to consolidation and loss contingencies require difficult judgments on complex matters that are often subject to multiple sources of authoritative guidance. Certain of these matters are among topics currently under reexamination by accounting standards setters and regulators. Although no specific conclusions reached by these standards setters appear likely to cause a material change in our accounting policies, outcomes cannot be predicted with confidence. Also see
Note 1 of Notes to Consolidated Financial Statements, Organization and Summary of Significant Accounting Policies, which discusses accounting policies that must be selected by management when there are acceptable alternatives.


                                    BUSINESS

SUMMARY

We are engaged in acquiring, re-manufacturing and selling pre-owned Computer Numerically Controlled ("CNC") machine tools to manufacturing customers. We provide rebuilt, retrofit and remanufacturing services for numerous brands of machine tools.

We also manufacture original equipment CNC large turning lathes and attachments under the tradename Century Turn. CNC machines use commands from onboard computers to control the movements of cutting tools and rotation speeds of the parts being produced. Computer controls enable operators to program operations such as part rotation, tooling selection and tooling movement for specific parts and then store the programs in memory for future use. The machines are able to produce parts while left unattended. Because of this ability, as well as superior speed of operation, a CNC machine is able to produce the same amount of work as several manually controlled machines, as well as reduce the number of operators required; generating higher profits with less re-work and scrap. Since the introduction of CNC tooling machines, continual advances in computer control technology have allowed for easier programming and additional machine capabilities. A vertical turning machine permits the production of larger, heavier and more oddly shaped parts on a machine, which uses less floor space when compared to the traditional horizontal turning machine because the spindle and cam are aligned on a vertical plane, with the spindle on the bottom.

The primary industry segments in which our machines are utilized to make component parts are in aerospace, power generation turbines, military, component parts for the energy sector for natural gas and oil exploration , medical, aerospace and mining fields.. We sell our products to customers in the United States, Canada and Mexico.

Over the last four years, we have designed and developed a large horizontal CNC turning lathe with productivity features new to the metalworking industry. We believe that a potential market for the Century Turn Lathe, in addition to the markets mentioned above, is aircraft landing gear.

We are also engaged in the assembling sound-wall modules made from Quilite(R). A lightweight, graffiti resistant concrete alternative used in freeway sound barriers and in other sound absorbing structures and non-weight bearing applications where privacy or screening is necessary.

CORPORATE HISTORY

On May 25, 2001, the Company entered into a merger with New Century Remanufacturing, Inc. Pursuant to the merger, all of the outstanding shares of New Century Remanufacturing, Inc., a California corporation, were exchanged for shares of the Company on a 1/833.33 basis. After the reverse merger, the Company changed its name to New Century Companies, Inc.

PRODUCTS

QUILITE

We assemble, on a subcontractor basis, and ship proprietary, privacy/sound-wall modules from Quilite(R) throughout the U.S. and Canada. Quilite(R) is a material that is lighter than standard concrete, graffiti-resistant, available in 16x16 inch blocks with superior sound blocking capability. This material has been used in a number of noise-blocking applications, including airports, community pools, road barriers, residential surroundings, electrical transformer shelters, and others. Quilite(R) can also be used in non-weight bearing applications where privacy or screening is necessary. These include guarded-gate residential communities barriers at sports stadiums and privacy screens on highway medians to prevent driver distraction from oncoming traffic and rubbernecking due to accidents.

REMANUFACTURED MACHINES

Our machine tools services are provided to a variety of customers, where the machine remanufacturing typically consists of replacing all components (CASTINGS), realigning the machine, adding updated CNC capability, and electrical and mechanical enhancements. Machines, which create circular products, are all within the scope' of our machines' capabilities. Our machines (Horizontal Turning Lathes, Vertical Turning Lathes, Vertical Boring Mills, and Horizontal Boring Mills etc.) are used to manufacture jet-engine components; airplane landing gear parts; power generation equipment; oil and gas production components; construction materials; casks that store nuclear materials; and bearings for windmills turrets guns, or torpedo tubes in submarines and ship vessels and countless other parts.

The machines take raw steel, which in its natural shape needs to be refined into a specific round part, and by utilizing a computer-directed tool, shapes the steel into very precise measurements. Once completed within two to four months, a remanufactured machine becomes a "like new," state-of-the-art machine, which often contains more iron ore and superior standards of strength than a new machine, at a price substantially less than that of a new machine. We pass these savings on to our customers, which include such manufacturers as General Electric Co., General Dynamics Corp., Siemens AG and Gardner Denver Inc.

NEW MACHINES (CENTURY TURN)

We manufacture original equipment under our "Century Turn" brand name. Century Turn products include, but are not limited to lathes and vertical boring mills. These machines are used to machine products such as landing gear and machine valve bodies.

GROWTH STRATEGY

Our goal is to become a leading provider of high precision Computer Numerically Controlled turning centers through organic growth as well as through strategic acquisitions. In addition, we intend to engage in the production of Quilite(R).

We market our products and services primarily through direct sales and independent distributors throughout the U S Canada and Mexico. We also intend to advertise our products and services in the industrial trade publications, industry trade shows, and on the Internet. Our focus is also to increase the sales of our proprietary "new" horizontal boring mills and remanufactured vertical boring mills. Our "new" vertical boring mills are designed around our proprietary tooling changer that allows the machinist to utilize a wider range of lighter weight tooling heads increasing the efficiency precision and dependability of the machine and ultimately creating a superior and timely finished product

As a natural extension of our precision machine tool business, we plan to capitalize on numerous opportunities in the fragmented machining industry by implementing a (vertical integration) roll-up strategy, where we could merge with and/or acquire high precision large metal ring manufacturing companies This strategy is intended to attract the attention of the leading manufacturing companies by ramping up revenue and income. In addition to our organic growth strategies, we also plan to make tactical and accretive acquisitions.

MACHINE TOOL INDUSTRY

We manufacture both new and refurbished machines that are used across a variety of industries. These machines are sold to companies who produce various "round" products and parts in different but extremely precise measurements, depending on the industry. These products can be anything from large jet engines, casks that store nuclear materials, bearings for windmills, turrets, guns, or torpedo tubes in submarines and ship vessels, and more. The machines take raw steel, which in its natural shape needs to be refined into a specific round part, and by utilizing a computer-directed tool, shapes the steel into very precise measurements.

Many measurements must be so precise that when removing the metal, it must be round within 1/10,000 of an inch (approximately the equivalent of splitting an average hair 30 times). The machines must be able to repeatedly furnish these precise measurements for its products. For example, a jet engine must be precise to 1/10,000 of an inch due to the speed at which it operates. The engine, when in use, is going over 10,000 revolutions per minute (rpms). If the engine itself were not perfectly round, it would vibrate and could detach from the aircraft.

We service companies such as General Electric, Rolls Royce, Pratt & Whitney (and all of these companies' respective sub-tier support contractors), who are manufacturers of the jet engines. These companies specify the dimensions and we employ our large machines to create the parts. We have larger machines, which span approximately 25 feet in diameter, and are used primarily for the housings that go around nuclear reactors on submarines or aircraft carriers.

EMPLOYEES

At September 15, 2006, we had approximately 40 full time employees working in the following departments: shop, clerical, engineering and management.

None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced work stoppages and consider our employee relations to be good. Our business is not highly automated and we do not outsource specialized, repetitive functions such as cash delivery and security. As a result, our labor requirements for operation of the network are relatively modest.

                             DESCRIPTION OF PROPERTY

We lease our headquarters in Santa Fe Springs, California, which expires on 12/31/06, and conduct our operations at such facilities. We believe that our facilities are in good condition and provide adequate capacity to meet our needs for the foreseeable future.

The following table sets forth certain information relating to the Company's principal facilities:

         LOCATION                PRINCIPAL USES           APPROX SQ. FT.
         --------                --------------           --------------

9835 Santa Fe Springs Rd.
Santa Fe Springs, CA 90670        Manufacturing               44,000


                                LEGAL PROCEEDINGS

We may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental in the normal course of business operations. We are currently not involved in any such litigation or any pending legal proceedings that management believes could have a material adverse effect on our financial position or results of operations.

                                   MANAGEMENT

The following table and text sets forth the names and ages of all directors and executive officers of the Company and the key management personnel as of September 15, 2006. The Board of Directors of the Company is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name                Age       Position

David Duquette      62        Chairman of the Board, Chief Executive
                              Officer, Chief Financial Officer, President and Director

Josef Czikmantori   55        Secretary and Director


DAVID DUQUETTE. Mr. Duquette has served as the Chairman of the Board, President, Chief Financial Officer and Director of the Company since May 25, 2001. Mr. Duquette has been in the CNC machine tool manufacturing and remanufacturing business since 1967. From 1962 to 1965, he studied Electrical Engineering at the University of Wisconsin. Mr. Duquette founded New Century Remanufacturing in 1996. Prior to that year, he managed Orange Coast Rebuilding for approximately 8 years. Mr. Duquette was President of U.S. Machine Tools from 1969 to 1985.

JOSEF CZIKMANTORI. Mr. Czikmantori has served as Secretary and Director of the Company since May 25, 2001. Mr. Czikmantori was born in Romania. He completed 3 years of Technical College in Romania and then worked for United Machine Tool, which manufactured metal cutting machinery. He joined Mr. David Duquette at Orange Coast Machine Tools. He is a co-founder of New Century Remanufacturing. Directors receive no compensation for serving on the Board of Directors.

FAMILY RELATIONSHIPS.

There are no family relationships between or among the directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

INVOLVEMENT IN LEGAL PROCEEDINGS.

To the best of the Company's knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CODE OF ETHICS

The Company management communicates values and ethical standards during company wide meetings. Such standards are outlined in the human resource manual of the company, "Code of Business Practices and Ethics" section.

BOARD COMMITTEES

Because of our size, we presently do not have an audit committee, compensation committee or nominating committee. We are currently in the process of identifying independent audit committee members, including a financial expert and we expect to continue this process in 2006.

                             EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the other most highly compensated executive officer(s) who were serving as such as of December 31, 2005, whose aggregate compensation for the 2005 fiscal year exceeded $100,000 for services rendered in all capacity for that fiscal year.




                                              ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                                         -------------------------------   --------------------------------------------------
                                                                                          AWARDS             PAYOUTS
                                                                                ---------------------   ---------------------
                                                                                           SECURITIES
                                                               OTHER        RESTRICTED     UNDERLYING
                                                               ANNUAL      STOCK AWARD(S)   OPTIONS/      LTIP     ALL OTHER
      NAME AND                           SALARY     BONUS   COMPENSATION        ($)           SARS      PAYOUTS    COMPEN-
 PRINCIPAL POSITION               YEAR     ($)       ($)        ($)             (F)            (#)         ($)     SATION ($)
         (A)                      (B)      (C)       (D)        (E)              S             (G)         (H)       (I)
-----------------------------------------------------------------------------------------------------------------------------

David Duquette, Chairman of the
  Board, President                2002   $193,800      --             --               --           --        --           --

David Duquette, Chairman of the
  Board, President and Director   2003   $127,200      --             --               --      400,000        --           --

David Duquette, Chairman of the   2004   $180,000
  Board, President and Director

David Duquette, Chairman of the   2005   $101,273
  Board, President and Director



OPTIONS/SAR GRANTS IN FISCAL YEAR 2003
----------------------------------------------------------------------------------------------------------------
                           Number of Percent of total
                             securities options/SARs
                              underlying granted to
                                     options/SARs      employees in fiscal   Exercise or base
       Name                          granted (#)               year           price ($/Share)    Expiration date
----------------------------------------------------------------------------------------------------------------
David Duquette, CEO                   400,000                   0%              $0.25            9/12/08
Josef Czikmantori, Director           150,000                   0%              $0.25            9/12/08
----------------------------------------------------------------------------------------------------------------


There were no options/SAR grants in 2004 or 2005.

AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning exercises of stock options during the year ended December 31, 2005, by each of the Named Executive Officers and the value of in-the-money unexercised options at December 31, 2005.



                       SHARES
                      ACQUIRED ON    VALUE          NUMBER OF SECURITIES
                       EXERCISE     REALIZED        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED IN-THE
 NAME                   (#)        ($) (1)      OPTIONS AT FISCAL YEAR END        MONEY OPTIONS AT FISCAL YEAR END
-------------------------------------------------------------------------------------------------------------------
                                                 EXERCISABLE/UNEXERCISABLE (#)   EXERCISABLE/UNEXERCISABLE ($) (2)
-------------------------------------------------------------------------------------------------------------------

David Duquette, CEO   400,000/0      $0.00               400,000/0                           148,000/0
Josef Czikmantori,    150,000/0      $0.00               150,000/0                            55,500/0
  Director


(1) Value realized is based on estimated fair market value of Common Stock on the date of exercise minus the exercise price.

(2) Value is based on estimated fair market value of Common Stock as of December 31, 2005 ($0.62) minus the exercise price.

None of our Named Executive Officers exercised any of their options during 2005.

LONG-TERM INCENTIVE PLANS

As of December 31, 2005 there is no long-term incentive plan.

STOCK OPTIONS AND WARRANTS

Under the terms of the Company's Incentive Stock Option Plan ("ISOP"), options to purchase an aggregate of 1,000,000 shares of common stock may be issued to key employees, as defined. The exercise price of any option may not be less than the fair market value of the shares on the date of grant. No options granted may be exercisable more than 10 years after the date of grant. The options granted generally vest evenly over a one-year period, beginning from the date of grant.

Under the terms of the Company's non-statutory stock option plan ("NSSO"), options to purchase an aggregate of 1,350,000 shares of common stock may be issued to non-employees for services rendered. These options are non-assignable and non-transferable, are exercisable over a five-year period from the date of grant, and vest on the date of grant.

During the year ended December 31, 2005, the Company did not grant any warrants or stock options.

The following is a status of the stock options and warrants outstanding at December 31, 2005 and the changes during the two years then ended:

                                                    Year Ended                   Year Ended
                                                   December 31,                 December 31,
                                                       2005                         2004
                                           -----------------------------   -----------------------
                                                                                          Weighted
                                           Options and      Weighted       Options and    Average
                                             Warrants     Average Price     Warrants       Price
                                           -----------    -------------    -----------    --------
Outstanding, beginning of year               1,711,583    $        1.75      1,821,583    $   2.34

Granted                                             --               --         25,000        0.65

Exercised                                           --               --             --          --

Cancelled/Terminated                          (243,083)           (9.88)      (135,000)      (9.54)
                                           -----------    -------------    -----------    --------

Outstanding and exercisable, end of year     1,468,500    $        0.40      1,711,583    $   1.75
                                           ===========    =============    ===========    ========

The following table summarizes information related to stock options outstanding at December 31, 2005:

                                               EQUITY COMPENSATION PLAN INFORMATION
                                                                                              NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR
                                         NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                          ISSUED UPON EXERCISE OF      EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                           OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES
                                           WARRANTS AND RIGHTS        WARRANTS AND RIGHTS    REFLECTED IN COLUMN(A))
                                              (A) (B) (C)
-------------------------------------    --------------------------   --------------------   -------------------------
Equity compensation plans approved by
  security holders                                        1,413,500                   0.39                     936,500

Equity compensation plans not approved
  by security holders                                        55,000                   0.86

Total                                                     1,468,500                     --                     936,500


From time to time, the Company issues warrants to employees and to third parties pursuant to various agreements, which are not approved by the shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTES RECEIVABLE FROM STOCKHOLDERS

As of December 31, 2005, the Company had loans to two stockholders totaling $505,639, including accrued interest. The loans accrue interest at 6% and are due on demand. The Company has reclassified the notes receivable from stockholders to stockholders' equity as such amounts have not been repaid during the current year. The stockholders have shown the ability to repay the loans and intend on repaying such amounts in the future. For the years ended December 31, 2005, 2004, 2003 and 2002, total interest income from notes receivable from stockholders' approximated $20,000, $22,000, $12,000 and $6,000, respectively.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "NCNC.OB". The following table sets forth the high and low bid prices for the shares of common stock as reported on the Over-The-Counter Bulletin Board for each quarterly period of the last two fiscal years. The bid prices listed below represent prices, adjusted for stock splits, between dealers without adjustments for retail markups, breakdowns or commissions and may not represent actual transactions.

                                                          High     Low
FISCAL YEAR 2006
----------------
March 31, 2006                                            $0.87    0.53
June 30, 2006                                              1.21    0.45

FISCAL YEAR 2005
----------------
December 31                                               $0.77    0.38
September 30                                               0.73    0.21
June 30                                                    0.33    0.13
March 31                                                   0.51    0.15

FISCAL YEAR 2004
----------------
December 31                                               $0.29    0.06
September 30                                               0.32    0.15
June 30                                                    0.65    0.18
March 31                                                   0.85    0.40


We have not declared any cash dividends on our common stock since inception. Declaration of dividends with respect to the common stock is at the discretion of our Board of Directors. Any determination to pay dividends will depend upon the financial condition, capital requirements, results of operations and other factors deemed relevant by the Board of Directors.

At September 15, 2006, we had approximately 1,500 shareholders of our common stock. This figure does not include beneficial holders or common stockholder's nominee co-trust name, as we cannot accurately estimate the number of these beneficial holders.

The transfer agent and registrar for our common stock is U.S. Stock Transfer, Los Angeles, California.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 15, 2006: o by each person who is known by us to beneficially own more than 5% of our common stock; o by each of our officers and directors; and o by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.


                                                                 PERCENTAGE OF
NAME OF BENEFICIAL OWNER                        NO. OF SHARES(1)  OWNERSHIP (1)
------------------------                          -------------  -------------
David Duquette  (2)                                 1,433,334       13%
Josef Czikmantori (3)                                 650,000        6%

Officers and Directors as a Group (2 persons)       2,083,334       19%



The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of September 15, 2006 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(1) Based on 11,359,656 shares of common stock outstanding as of September 15, 2006.

(2) Includes options to purchase 400,000 shares (ISOP) which are exercisable at a price of $0.25 and which expire on September 15, 2008.

(3) Includes options to purchase 150,000 shares (ISOP) which are exercisable at a price of $0.25 and which expire on September 15, 2008.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                             Number of Shares of Common                                            Percentage
                             Stock Beneficially Owned       Number of Shares of     Beneficial      of Common
                               Prior to the Offering        Common Stock Offered     Ownership     Stock Owned
                                                             Pursuant to this        After the       after
Name                           Number      Percentage           Prospectus           Offering       Offering
                                                                  (1)(2)               (3)

 Motivated Minds, LLC (4)       566,847            4.99%                   786,818           --             0%
 CAMOFI Master LDC (5)          566,847            4.99%                10,140,209           --             0%
 Source Capital Group Inc.
                        (6)       3,409            0.03%                     3,409           --             0%
 Ascendiant Securities,
LLC (7)                         566,847            4.99%                   904,949           --             0%

 Michael S. Cole (8)             90,317            0.80%                    90,317           --             0%
Richard B. Kelly (9)             19,318            0.17%                    19,318           --             0%
--------------------------------------------------------------------------------------------------------------
                                                                        11,945,020           --
==============================================================================================================

(1) Applicable percentage ownership is based on 11,359,655 shares of common stock issued as of September 15, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 15, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

(3) Beneficial ownership after the offering assumes that all securities registered will be sold and that all shares of common stock underlying outstanding warrants will be issued.

(4) Ira Gaines, the Managing Member, holds final voting and investment power over securities owned by Motivated Minds. Represents 227,273 shares issuable upon conversion of $150,000 principal amount of the Series A Convertible Note dated February 15, 2006 (the "Series A Convertible Note"), calculated as follows: principal amount of $150,000 divided by conversion price of $0.66 = 227,273. Also includes, 454,545 shares issuable upon exercise of warrants at an exercise price of $0.66, issued in connection with the Series A Convertible Note, 30,000 shares of common stock issued pursuant to the Series A Convertible Note and 75,000 shares of common stock issued as consideration for extending the Series A Convertible Note.

For purposes of calculating Motivated Minds' beneficial ownership before the offering, beneficial ownership reflected does not include 219,971 shares included in this prospectus on behalf of Motivated Minds' as follows: (i) 72,590 shares issuable upon conversion of Senior Convertible Note; and (ii) 147,381 shares issuable upon exercise of warrants. The selling stockholder has contractually agreed to restrict its ability to convert its convertible notes or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for this selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Motivated Minds is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, or an affiliate of a broker-dealer.

(5) Richard Smithline serves as a director of CAMOFI Master Fund LDC and holds final voting and investment power over securities owned by it.

Represents 4,629,629 shares issuable in connection with the 12% Senior Convertible Note dated February 28, 2006 (the "Senior Convertible Note"), calculated as follows: principal amount of $2,916,667 divided by conversion price of $0.63 = 4,629,629. Also includes 1,627,512 shares underlying interest and amortization in the amount of $589,322, (calculated by dividing the interest amount by interest conversion rate of $0.3621. Interest conversion rate is defined as 85% of the volume-weighted average closing price for the 10 trading days immediately prior to the applicable interest payment date. In calculating the interest, the Company calculated the interest conversion rate as of September 1, 2006. Also includes 406,878 shares included in the Registration Statement in accordance with the Registration Rights Agreement, pursuant to which we are required to register an additional 25% shares that may be issuable upon conversion of the interest and amortization on Senior Convertible Note. This number represents a good faith estimate of the shares issuable upon conversion of interest based on current market prices. Because the number of shares of common stock issuable upon conversion of interest and amortization payments is dependent in part upon the market price of the common stock prior to the applicable interest payment, the actual number of shares of common stock that will be issued as interest and amortization will fluctuate daily and cannot be determined at this time.

Also includes 3,476,190 shares issuable upon exercise of warrants at an exercise price of $0.63, issued in connection with the Senior Convertible Note. For purposes of calculating the beneficial ownership of CAMOFI before the offering, beneficial ownership reflected does not include 9,573,362 shares included in this prospectus on behalf of CAMOFI, as follows: (i) 406,878 additional 25% shares issuable upon conversion of the interest and amortization on Senior Convertible Note, (ii) 5,866,550 shares issuable upon conversion of Senior Convertible Note, interest and amortization; and (iii) 3,299,934 shares issuable upon exercise of warrants. The selling stockholder has contractually agreed to restrict its ability to convert its convertible notes or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for this selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

CAMOFI Master Fund LDC is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, or an affiliate of a broker-dealer.

 (6) Includes 3,409 shares of common stock issuable upon exercise of common stock purchase warrants at a price of $0.66 issued to Source Capital, as compensation for placement agency services, in connection with the Motivated Minds Note. The warrants expire February 14, 2011. David Harris, its President, holds final voting and investment power over the securities owned by the Selling Stockholder.

Source Capital, LLC is a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(7) Includes 632,222 shares of common stock issuable upon exercise of common stock purchase warrants at a price of $0.63, issued to Ascendiant Securities, LLC, as compensation for placement agency services, in connection with the CAMOFI Purchase Agreement. The warrants expire on February 28, 2013. Also includes 22,727 shares of common stock issuable upon exercise of common stock purchase warrants at a price of $0.66 issued to Ascendiant Securities, LLC, the placement agent, in connection with the Motivated Minds Note. These warrants expire on February 14, 2011. Also includes 250,000 shares of common stock received as compensation for placement agency services in connection with the CAMOFI Purchase Agreement. Bradley J Wilhite, the Managing Director, holds final voting and investment power over the securities owned by the Selling Stockholder.

For purposes of calculating the beneficial ownership of Ascendiant Securities, LLC before the offering, beneficial ownership reflected does not include 338,102 shares issuable upon exercise of warrants. The selling stockholder has contractually agreed to restrict its ability to convert its convertible notes or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for this selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Ascendiant Securities, LLC is a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(8) Includes 90,317 shares of common stock issuable upon exercise of common stock purchase warrants at a price of $0.63 issued to the assignee of the placement agent, in connection with the CAMOFI Note. The warrants expire on February 28, 2013.

Michael S. Cole is an affiliate of Ascendiant Securities, LLC, a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

 (9) Includes 19,318 shares of common stock issuable upon exercise of common stock purchase warrants at a price of $0.66 issued to the assignee of the placement agent, in connection with the Motivated Minds Note. The warrants expire on February 14, 2011.Richard B. Kelly is an affiliate of Source Capital Group Inc, a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company includes 50,000,000 shares of $.10 par value Common Stock. All shares have equal voting rights. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all of the Directors.

Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and any distributions to the holders of outstanding shares of Series C Convertible Preferred Stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares.

Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

PREFERRED STOCK

The Company has authority to issue 15,075,000 shares of preferred stock, $1.00 par value and 75,000 shares of preferred stock, $25 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders. Unless the nature of a particular transaction and applicable statutes require such approval, and subject to the required approval of the Series C Preferred Stockholders for issuances of preferred stock which has liquidation or dividend rights senior to theirs, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of preferred stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders.

SERIES B CONVERTIBLE PREFERRED STOCK

The authorized capital stock of the Company includes 15,150,000 shares of preferred stock of which 15,000,000 shares were designated as Series B 5% Convertible Preferred Stock. Holders of the Preferred Shares will receive, when as and if declared by the Board of Directors, a dividend of $1.25 share per annum payable semi-annually in cash. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series B Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on the shares of the Series D Preferred Stock, an amount per share equal to $25.00. The holders of Series B Convertible Preferred Stock have no voting rights except that any change to the rights, preference and privilege thereof requires the approval of 2/3 in liquidation amount of the holders .Each share of the Series B Convertible Preferred Stock may be converted at any time into 16.667 shares of the Company's Common Stock. The Conversion Ratio will be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock.

SERIES C 5% CONVERTIBLE PREFERRED STOCK

The authorized capital stock of the Company includes 15,150,000 shares of preferred stock of which 75,000 shares were designated as Series C 5% Convertible Preferred Stock. Holders of the Preferred Shares will receive, when as and if declared by the Board of Directors, a dividend of $1.25 share per annum payable semi-annually in cash. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series C Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on the shares of the Series C Preferred Stock, an amount per share equal to $25.00. The holders of Series C 5% Convertible Preferred Stock have no voting rights except that any change to the rights, preference and privilege thereof requires the approval of 2/3 in liquidation amount of the holders .

Each share of the Series C Convertible Preferred Stock may be converted at any time into 16.667 shares of the Company's Common Stock representing a Common Stock purchase price of $1.50 per share. The Conversion Ratio will be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. The Preferred Shares will be subject to mandatory conversion on the effective date of the registration statement covering the resale of the Common Shares.

SERIES D 5% CONVERTIBLE PREFERRED STOCK

The authorized capital stock of the Company includes 15,150,000 shares of preferred stock of which 75,000 shares were designated as Series D 5% Convertible Preferred Stock. Subject to Delaware law, holders of the Preferred Shares will receive a dividend of $1.25 share per annum payable semi-annually in cash provided that no payment may be made unless and until all dividends accrued on the Series C Preferred Stock have been paid. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series D Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock (but only after payment on the Series C Preferred Stock), an amount per share equal to $25.00. The holders of Series D 5% Convertible Preferred Stock have the right to vote with the holders of the Common Stock on all matters on an as converted basis voting rights except that any change to the rights, preference and privilege thereof will require the approval of 2/3 in liquidation amount of the holders.

Each share of the Series D Convertible Preferred Stock may be converted at any time into 50 shares of the Company's Common Stock representing a Common Stock purchase price of $.50 per share. The Conversion Ratio will be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Additionally, the Conversion Ratio will be adjusted if the Company in the future issues shares of Common Stock below $.50 or securities convertible into Common Stock with an exercise conversion price per share below $.50. Any adjustment will be on a "weighted average" basis. The Preferred Shares will be subject to mandatory conversion on the effective date of the registration statement covering the resale of the Common Shares. The holders of the Series D Convertible Preferred Stock will share ratably with the holders of the Series C Preferred Stock upon liquidation, dissolution or winding up of the affairs of the Company.

COMMON STOCK PURCHASE WARRANTS

We currently have 4,903,728 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at various exercise prices and for various periods of duration.

TRANSFER AGENT

Our transfer agent is US Stock Transfer Corporation and their telephone number is (818) 502-1404.

                              PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:


      o ordinary brokerage transactions and transactions in which the broker-dealer solicits Purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o settlement of short sales entered into after the date of this prospectus;

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

      o     any other method permitted pursuant to applicable law.


The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Squar, Milner, Miranda & Williamson, LLP f/k/a Squar, Milner, Reehl & Williamson, LLP has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of December 31, 2005, and for the years ended December 31, 2005 and 2004 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


Report of Independent Registered Public Accounting Firm                     F-2

Consolidated Balance Sheet as of December 31, 2005                          F-3

Consolidated Statements of Operations for the years ended
  December 31, 2005 and 2004                                                F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the
  years ended December 31, 2005 and 2004                                    F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 2005 and 2004                                                F-7

Notes to Consolidated Financial Statements                                  F-8

INTERIM FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30 AND MARCH 31, 2006 AND 2005 (UNAUDITED)

Condensed Consolidated Balance Sheets as of  June 30, 2006 (Unaudited)     F-31

Condensed Consolidated Statements of Operations (Unaudited) for the
  three and six months ended June 30, 2006 and 2005                        F-32

Condensed Consolidated Statements of Cash Flows (Unaudited) for the
  six months ended June 30, 2006 and 2005                                  F-33

Notes to Unaudited Condensed Consolidated Financial Statements
  (Unaudited)                                                              F-34

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
NEW CENTURY COMPANIES, INC. AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of New Century Companies, Inc. and Subsidiary (the "Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Century Companies, Inc. and Subsidiary as of December 31, 2005, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has negative working capital of approximately $2,083,000, an accumulated deficit of approximately $6,959,000 and is in default on certain notes payable. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                      /s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
                                          --------------------------------------

                                      April 7, 2006


Newport Beach, California

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005

                                                 ASSETS
Current Assets
  Contract receivables                                                          $   287,569
  Inventories, net                                                                  928,947
  Costs and estimated earnings in excess of billings on uncompleted contracts       417,755
  Prepaid expenses and other current assets                                           1,560
                                                                                -----------

     Total current assets                                                         1,635,831

Property and Equipment, net                                                         411,651
                                                                                -----------

                                                                                $ 2,047,482
                                                                                ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Bank overdraft                                                                $    27,649
  Accounts payable and accrued expenses                                           1,649,080
  Dividends payable                                                                 565,875
  Billings in excess of costs and estimated earnings on uncompleted contracts       501,384
  Notes payable                                                                     974,816
                                                                                -----------

            Total current liabilities                                             3,718,804

Notes Payable, net of current portion                                                36,000

Commitments and Contingencies

Stockholders' Deficit
  Cumulative, convertible, Series B preferred stock, $1 par value,
    15,000,000 shares authorized, no shares issued and outstanding                       --
    (liquidation preference of $25 per share)
  Cumulative, convertible, Series C preferred stock, $1 par
    value, 75,000 shares authorized, 28,980 shares issued and
    outstanding
    (liquidation preference of $1,187,000)                                           28,980
  Cumulative, convertible, Series D preferred stock, $25 par value,
    75,000 shares authorized, 11,640 shares issued and outstanding
    (liquidation preference of $394,000)                                            291,000
  Common stock, $0.10 par value, 50,000,000 shares authorized;
    10,697,266 shares issued and outstanding                                      1,069,727
  Subscriptions receivable                                                         (462,500)
  Notes receivable from stockholders                                               (505,639)
  Deferred consulting fees                                                         (254,717)
  Additional paid-in capital                                                      5,085,274
  Accumulated deficit                                                            (6,959,447)
                                                                                -----------

    Total stockholders' deficit                                                  (1,707,322)
                                                                                -----------

                                                                                $ 2,047,482
                                                                                ===========


See accompanying notes to the consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                          2005          2004
                                                      -----------    -----------
CONTRACT REVENUES                                     $ 6,038,459    $ 4,605,813

COST OF SALES                                           4,323,489      5,062,799
                                                      -----------    -----------

GROSS PROFIT (LOSS)                                     1,714,970       (456,986)
                                                      -----------    -----------

OPERATING EXPENSES
  Consulting and other compensation                       579,921        319,700
  Salaries and related                                    218,249        245,688
  Selling, general and administrative                     350,787        764,055
                                                      -----------    -----------
TOTAL OPERATING EXPENSES                                1,148,957      1,329,443
                                                      -----------    -----------

OPERATING INCOME (LOSS)                                   566,013     (1,786,429)
                                                      -----------    -----------

OTHER INCOME (EXPENSE)
  Gain on forgiveness of accounts and notes payable       318,973        544,318
  Interest income                                          19,765          1,020
  Interest expense                                       (235,592)      (181,468)
                                                      -----------    -----------

TOTAL OTHER INCOME (EXPENSE)                              103,146        363,870
                                                      -----------    -----------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                                            669,159     (1,422,559)

PROVISION FOR INCOME TAXES                                    800            800
                                                      -----------    -----------

NET INCOME (LOSS)                                     $   668,359    $(1,423,359)
                                                      ===========    ===========

NET INCOME (LOSS) APPLICABLE
  TO COMMON STOCKHOLDERS                              $   512,059    $(1,791,594)
                                                      ===========    ===========

Basic net income (loss) available to
  common stockholders per common share                $      0.06    $     (0.25)
                                                      ===========    ===========

Diluted net income (loss) available to
  common stockholders per common share                $      0.05    $     (0.25)
                                                      ===========    ===========

Basic weighted average common
  shares outstanding                                    9,186,987      7,038,209
                                                      ===========    ===========

Diluted weighted average common
  shares outstanding                                    9,836,987      7,038,209
                                                      ===========    ===========


See accompanying notes to the consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                              Preferred                  Preferred                 Preferred
                                            Stock, Series B           Stock, Series C            Stock, Series D
                                       -------------------------   ----------------------    ----------------------
                                        Shares        Amount         Shares       Amount       Shares      Amount
                                       ---------   -------------   ---------    ---------    ---------    ---------
Balance, January 1, 2004                      --   $          --      63,600    $  63,600           --    $      --

Issuance of convertible preferred
     stock at a discount                      --              --          --           --       23,640      591,000
Isssuance of common stock for
     consulting services rendered             --              --          --           --           --           --
Amortization of deferred consulting
     fees                                     --              --          --           --           --           --
Issuance of common stock in
     connection with the conversion
     of preferred stock                       --              --      (2,820)      (2,820)          --           --
Accumulated dividends on preferred
     stock                                    --              --          --           --           --           --
Interest on notes receivable from
     stockholders                             --              --          --           --           --           --
Net loss                                      --              --          --           --           --           --
                                       ---------   -------------   ---------    ---------    ---------    ---------
Balance, December 31, 2004                    --              --      60,780       60,780       23,640      591,000

Issuance of common stock in
     connection with debt extention           --              --          --           --           --           --
Issuance of common stock for
     consulting services                      --              --          --           --           --           --
Issuance of common stock as a
     penalty for not registering
     preferred shares                         --              --          --           --           --           --
Issuance of common stock in
     connection with legal settlement         --              --          --           --           --           --
Accrued dividends payable                     --              --          --           --           --           --
Issuance of common stock in
     connection with the conversion
     of preferred stock                       --              --     (31,800)     (31,800)          --           --
Issuance of common stock in
     connection with the conversion
     of preferred stock                       --              --          --           --      (12,000)    (300,000)
Issuance of common stock in
     connection with settlement of
     debt                                     --              --          --           --           --           --
Issuance of common stock in
     connection with settlement of
     accounts payable                         --              --          --           --           --           --
Amortization of deferred consulting
     fees                                     --              --          --           --           --           --
Interest on notes receivable from
     stockholders                             --              --          --           --           --           --
Net income                                    --              --          --           --           --           --
                                       ---------   -------------   ---------    ---------    ---------    ---------
Balance, December 31, 2005                    --   $          --      28,980    $  28,980       11,640    $ 291,000
                                       =========   =============   =========    =========    =========    =========


                                             Common Stock                           Notes
                                       -------------------------   Additional     Receivable
                                                                     Paid In         From            Deferred
                                         Shares         Amount       Capital      Stockholders    Consulting Fees
                                       -----------   -----------   -----------    ------------    ---------------
Balance, January 1, 2004                 6,895,265       689,527   $ 3,809,194    $   (466,159)   $      (109,813)

Issuance of convertible preferred
     stock at a discount                        --            --       123,660              --                 --
Isssuance of common stock for
     consulting services rendered          350,000        35,000       130,000              --            (10,000)
Amortization of deferred consulting
     fees                                       --            --            --              --            111,480
Issuance of common stock in
     connection with the conversion
     of preferred stock                     47,000         4,700        (1,880)             --                 --
Accumulated dividends on preferred
     stock                                      --            --            --              --                 --
Interest on notes receivable from
     stockholders                               --            --            --         (19,765)                --
Net loss                                        --            --            --              --                 --
                                       -----------   -----------   -----------    ------------    ---------------
Balance, December 31, 2004               7,292,265       729,227     4,060,974        (485,924)            (8,333)

Issuance of common stock in
     connection with debt extention        250,000        25,000        22,500              --                 --
Issuance of common stock for
     consulting services                 1,050,000       105,000       414,000              --           (519,000)
Issuance of common stock as a
     penalty for not registering
     preferred shares                      300,000        30,000        60,000              --                 --
Issuance of common stock in
     connection with legal settlement      100,000        10,000        10,000              --                 --
Accrued dividends payable                       --            --            --              --                 --
Issuance of common stock in
     connection with the conversion
     of preferred stock                    530,001        53,000       (21,200)             --                 --
Issuance of common stock in
     connection with the conversion
     of preferred stock                    600,000        60,000       240,000              --                 --
Issuance of common stock in
     connection with settlement of
     debt                                  500,000        50,000       260,000              --                 --
Issuance of common stock in
     connection with settlement of
     accounts payable                       75,000         7,500        39,000              --                 --
Amortization of deferred consulting
     fees                                       --            --            --              --            272,616
Interest on notes receivable from
     stockholders                               --            --            --         (19,715)                --
Net income                                      --            --            --              --                 --
                                       -----------   -----------   -----------    ------------    ---------------
Balance, December 31, 2005              10,697,266   $ 1,069,727   $ 5,085,274    $   (505,639)   $      (254,717)
                                       ===========   ===========   ===========    ============    ===============

                                                                            Total
                                                                         Stockholders'
                                       Subscriptions    (Accumulated        Equity
                                        Receivable        Deficit)         (Deficit)
                                       -------------    -------------    -------------
Balance, January 1, 2004               $    (462,500)   $  (5,679,912)   $  (2,156,063)

Issuance of convertible preferred
     stock at a discount                          --         (153,660)         561,000
Isssuance of common stock for
     consulting services rendered                 --               --          155,000
Amortization of deferred consulting
     fees                                         --               --          111,480
Issuance of common stock in
     connection with the conversion
     of preferred stock                           --               --               --
Accumulated dividends on preferred
     stock                                        --         (214,575)        (214,575)
Interest on notes receivable from
     stockholders                                 --               --          (19,765)
Net loss                                          --       (1,423,359)      (1,423,359)
                                       -------------    -------------    -------------
Balance, December 31, 2004                  (462,500)      (7,471,506)      (2,986,282)

Issuance of common stock in
     connection with debt extention               --               --           47,500
Issuance of common stock for
     consulting services                          --               --               --
Issuance of common stock as a
     penalty for not registering
     preferred shares                             --               --           90,000
Issuance of common stock in
     connection with legal settlement             --               --           20,000
Accrued dividends payable                         --         (156,300)        (156,300)
Issuance of common stock in
     connection with the conversion
     of preferred stock                           --               --               --
Issuance of common stock in
     connection with the conversion
     of preferred stock                           --               --               --
Issuance of common stock in
     connection with settlement of
     debt                                         --               --          310,000
Issuance of common stock in
     connection with settlement of
     accounts payable                             --               --           46,500
Amortization of deferred consulting
     fees                                         --               --          272,616
Interest on notes receivable from
     stockholders                                 --               --          (19,715)
Net income                                        --          668,359          668,359
                                       -------------    -------------    -------------
Balance, December 31, 2005             $    (462,500)   $  (6,959,447)   $  (1,707,322)
                                       =============    =============    =============


See accompanying notes to the consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                         2005           2004
                                                                                      -----------    -----------
Cash flows from operating activities:
  Net income (loss)                                                                   $   668,359    $(1,423,359)
  Adjustments to reconcile net income (loss) to net cash
   used in operating activities:
     Depreciation and amortization of property and equipment                              194,300        276,302
     Gain on settlement of legal dispute                                                 (275,000)            --
     Gain on forgiveness of accounts payable                                             (102,597)      (544,318)
     Gain on forgiveness of notes payable                                                (216,375)            --
     Amortization of debt discount                                                         47,500             --
     Amortization of deferred consulting fees                                             272,616        111,480
     Bad debt expense (credit)                                                             (5,334)        39,000
     Inventory reserve                                                                         --        186,352
     Estimated fair market value of common stock issued for
        consulting services                                                                    --        155,000
     Estimated fair market value of common stock issued for
        partial legal settlement                                                           20,000             --
     Interest income on notes receivable from stockholders                                (19,715)       (19,765)
     Estimated fair market value of common stock issued for
        penalty on failure to register convertible preferred stock                         90,000             --
     Changes in operating assets and liabilities:
        Contracts receivable                                                             (554,368)       108,584
        Inventories                                                                        51,295         (9,651)
        Costs and estimated earnings in excess of billings on uncompleted contracts      (165,923)        68,700
        Prepaid expenses and other current assets                                              --         24,131
        Accounts payable and accrued expenses                                             169,887        406,298
        Billings in excess of costs and estimated earnings on uncompleted contracts      (259,002)       192,772
                                                                                      -----------    -----------

  Net cash used in operating activities                                                   (84,357)      (428,474)
                                                                                      -----------    -----------

Cash flows from investing activities:
     Purchases of property and equipment                                                       --         (1,396)
                                                                                      -----------    -----------

     Net cash used in investing activities                                                     --         (1,396)
                                                                                      -----------    -----------

Cash flows from financing activities:
     Bank overdraft                                                                        27,649       (124,558)
     Proceeds of issuance of notes payable                                                     --         80,816
     Proceeds from issuance of preferred stock                                                 --        521,000
     Principal repayments on obligations under capital lease                              (72,379)       (74,270)
                                                                                      -----------    -----------

     Net cash (used in) provided by financing activities                                  (44,730)       402,988
                                                                                      -----------    -----------

Net decrease in cash                                                                     (129,087)       (26,882)

Cash at beginning of period                                                               129,087        155,969
                                                                                      -----------    -----------

Cash at end of period                                                                 $        --    $   129,087
                                                                                      ===========    ===========

Supplemental disclosure of non-cash activities:

  Debt discount on note payable extension                                             $    47,500    $        --
                                                                                      ===========    ===========

  Accrued cumulative dividends on preferred stock                                     $   156,300    $   214,575
                                                                                      ===========    ===========

  Conversion of preferred stock to common stock                                       $   331,800    $     4,700
                                                                                      ===========    ===========

  Common stock issued for settlement of notes payable                                 $   310,000    $        --
                                                                                      ===========    ===========

  Common stock issued for settlement of accounts payable                              $    46,500    $        --
                                                                                      ===========    ===========

  Equipment acquired in legal settlement                                              $   275,000    $        --
                                                                                      ===========    ===========

  Preferred stock issued in lieu of accounts payable                                  $        --    $    40,000
                                                                                      ===========    ===========


See accompanying notes to the consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

New Century Companies, Inc. and Subsidiary (collectively, the "Company"), a California corporation, was incorporated March 1996 and is located in Southern California. The Company provides after-market services, including rebuilding, retrofitting and remanufacturing of metal cutting machinery.

The Company currently sells its services by direct sales and through a network of machinery dealers across the United States. Its customers are generally medium to large sized manufacturing companies in various industries where metal cutting is an integral part of their businesses. The Company grants credit to its customers who are predominately located in the western United States.

The Company trades on the Over-the-Counter Bulletin Board under the symbol "NCNC.OB."

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of New Century Companies, Inc. and its wholly owned subsidiary, New Century Remanufacturing (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2005, the Company has negative working capital of approximately $2,083,000, an accumulated deficit of approximately $6,959,000 and is in default on certain notes payable. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company intends to fund operations through anticipated increased sales and debt and equity financing arrangements which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2006. Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

In response to these problems, management has taken the following actions:

o     The Company continues its aggressive program for selling inventory.
o The Company continues to implement plans to further reduce operating costs.
o The Company is seeking investment capital through the public and private markets (see Note 10).

The consolidated financial statements do not include any adjustments related to recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

GOING CONCERN (CONTINUED)

During 2004 and 2005, management settled with several vendors and was able to obtain a fifty percent reduction in the amounts due to those specific vendors. Additionally, the Company converted certain notes payable to common stock during December 2005 resulting in approximately $216,000 of credits to earnings (see
Note 5). As a result, the accompanying consolidated statements of operations include a gain on forgiveness of accounts and notes payable totaling approximately $319,000 and $544,000 for the years ended December 31, 2005 and 2004, respectively. The effect on basic and diluted earnings (loss) per share was $0.03 and $0.08 for the years ended December 31, 2005 and 2004, respectively.

CONCENTRATIONS OF CREDIT RISKS

Cash is maintained at various financial institutions. The Federal Deposit Insurance Corporation ("FDIC") insures accounts at each financial institution for up to $100,000. At times, cash may be in excess of the FDIC insurance limit of $100,000. The Company had no uninsured bank balances at December 31, 2005.

The Company sells products to customers throughout the United States. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas served by the Company. Although the Company does not obtain collateral with which to secure its contracts receivable, management periodically reviews contracts receivable and assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure could, at times, be material to the financial statements.

During the year ended December 31, 2004, sales to two customers approximated 19% of net sales. No single customer net sales were more than 10% for the year ended December 31, 2005. Management reviews the collectibility of contract receivables periodically and believes no allowance for losses was needed at December 31, 2005.

RISKS AND UNCERTAINTIES

The Company operates in an industry that is subject to intense competition. The Company's operations are subject to significant risks and uncertainties including financial, operational, technological and other risks associated with operating a business including the potential risk of business failure.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management are, among others, deferred tax asset valuation allowances, realization of inventories, collectibility of contracts receivable and the estimation of costs for long-term construction contracts. Actual results could materially differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid fixed income investments with maturities of three months or less at the time of acquisition, to be cash equivalents. The Company had no cash equivalents at December 31, 2005.

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Cost is determined under the first-in, first-out method. Inventories represent cost of work in process on units not yet under contract. Cost includes all direct material and labor, machinery, subcontractors and allocations of indirect overhead. Net realizable value is based on management's forecast for sales of the Company's products or services in the ensuing years. The industry in which the Company operates is characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown in the accompanying consolidated balance sheet. At December 31, 2005 and 2004, the Company had inventory reserves approximating $418,000 and $486,000, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Equipment under capital lease obligations are depreciated over the shorter of the estimated useful life or the term of the lease. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LONG-LIVED ASSETS

The Company accounts for long-lived asset impairments under Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires a three-step approach for recognizing and measuring the impairment of assets to be held and used. The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair value is estimated based on discounted future cash flows. Assets to be sold must be stated at the lower of the assets' carrying amount or fair value and depreciation is no longer recognized. The Company believes that no impairment of property and equipment exists at December 31, 2005.

REVENUE RECOGNITION

The Company's revenues consist of contracts with vendors. The Company uses the percentage-of-completion method of accounting to account for long-term contracts and, therefore, takes into account the cost, estimated earnings and revenue to date on fixed-fee contracts not yet completed. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition," as amended and superseded by SAB No. 104, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. Management believes that the Company's revenue recognition policy conforms to SAB No. 104. The Company recognizes revenue of contracts pursuant to SOP 81-1.

The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final cost, based on current estimates of cost to complete. It is not related to the progress billings to customers. Contract costs include all materials, direct labor, machinery, subcontract costs and allocations of indirect overhead.

Because contracts may extend over a period of time, changes in job performance, changes in job conditions and revisions of estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts that require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the consolidated financial statements.

Contracts that are substantially complete are considered closed for consolidated financial statement purposes. Costs incurred and revenue earned on contracts in progress in excess of billings (under billings) is classified as a current asset. Amounts billed in excess of costs and revenue earned (over billings) are classified as a current liability.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

REVENUE RECOGNITION (CONTINUED)

The Company accounts for shipping and handling fees and costs in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs." Such fees and costs incurred by the Company are immaterial to the operations of the Company.

In accordance with SFAS 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of an estimate of markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience, current industry trends and estimated costs.

WARRANTY

The Company provides a warranty on certain products sold. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. At December 31, 2005, the warranty obligation was immaterial to the accompanying consolidated balance sheet.

ADVERTISING

The Company expenses the cost of advertising when incurred as selling expense in the accompanying consolidated statements of operations. Advertising expenses were approximately nil and $84,000 for the years ended December 31, 2005 and 2004, respectively.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

INCOME TAXES

Under SFAS 109, "Accounting for Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Under SFAS 128, "Earnings Per Share," basic earnings per common share is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive (under the treasury stock method, there were 650,000 and 179,000 additional potential common shares at December 31, 2005 and 2004, respectively).

COMPREHENSIVE INCOME

SFAS 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the years ended December 31, 2005 and 2004, the Company had no items of comprehensive income.

SEGMENTS OF BUSINESS

SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," changes the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment.

STOCK BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock issued to Employees." Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS 123, "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (CONTINUED)

The adoption of the accounting methodology of SFAS 123 is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as the Company adopted the cost recognition requirement under SFAS 123, are required to be presented (see below). For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS 123.

Financial Accounting Standards Board ("FASB") Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25" clarifies the application of APB 25 for (a) the definition of employee for purpose of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non compensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123," provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

At December 31, 2005, the Company has one stock-based employee compensation plan and one stock-based non-employee compensation plan, which are described more fully in Note 7. There was no employee stock-based compensation cost recognized in net income (loss) for the years ended December 31, 2005 and 2004. Additionally, there was no unvested portion of previous grants for which the requisite service has not been rendered as of December 31, 2005. Accordingly, the Company had no pro forma expense when applying the fair value recognition provisions of SFAS 123, as amended, to stock-based employee compensation. However, the above pro forma effects of applying SFAS 123 are not necessarily representative of the impact on reported net income (loss) for future years (see below).

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payments," as subsequently interpreted by SEC Staff Accounting Bulletin No. 107, "Share-Based Payments," which replaces SFAS No. 123, and supersedes APB Opinion No. 25. As originally issued, SFAS 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value-based model of APB Opinion No. 25, provided that the financial statements disclosed the pro forma net income or loss based on the fair-value method. The Company will be required to apply SFAS 123-R as of January 1, 2006. Thus, the Company's financial statements will reflect an expense for (a) all share-based compensation arrangements granted beginning January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and
(b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value of those awards.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation" (as intepreted by EITF 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ) to account for transactions involving services provided by third parties where the Company issues equity instruments as part of the total consideration.

Pursuant to paragraph 8 of SFAS No. 123, the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company applies EITF 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

(a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance). (b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.
(c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash (bank overdraft), contracts receivable, accounts payable and accrued expenses, and notes payable approximates their estimated fair values because related interest rates offered to the Company approximate current offered rates. The fair value of the notes receivable from stockholders are not determinable as these transactions are with related parties.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29, Accounting for Nonmonetary Transactions". The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion No. 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of FASB No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154. The adoption of this pronouncement is not expected to have a material impact on the Company's future consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155 entitled "Accounting for Certain Hybrid Financial Instruments," an amendment of SFAS No. 133 ("Accounting for Derivative Instruments and Hedging Activities") and SFAS No. 140 ("Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities"). In this context, a hybrid financial instrument refers to certain derivatives embedded in other financial instruments. SFAS No. 155 permits fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133. SFAS No. 155 also establishes a requirement to evaluate interests in securitized financial assets in order to identify interests that are either freestanding derivatives or "hybrids" which contain an embedded derivative requiring bifurcation. In addition, SFAS No. 155 clarifies which interest/principal strips are subject to SFAS No. 133, and provides that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS No. 155 amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative. When SFAS No. 155 is adopted, any difference between the total carrying amount of the components of a bifurcated hybrid financial instrument and the fair value of the combined "hybrid" must be recognized as a cumulative-effect adjustment of beginning deficit/retained earnings.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier adoption is permitted only as of the beginning of a fiscal year, provided that the entity has not yet issued any annual or interim financial statements for such year. Restatement of prior periods is prohibited.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

2. CONTRACTS IN PROGRESS

Contracts in progress at December 31, 2005, which include completed contracts not completely billed, approximate:

Cumulative costs to date                          $   5,196,000
Cumulative gross profit to date                       4,380,000
                                                  -------------

Cumulative revenue earned                             9,576,000

Less progress billings to date                       (9,659,000)
                                                  -------------

   Net over billings                              $     (83,000)
                                                  =============


The following approximate amounts are included in the accompanying consolidated balance sheet under these captions as of December 31, 2005:

Costs and estimated earnings in excess of billings on uncompleted contracts $ 418,000

Billings in excess of costs and estimated earnings on uncompleted contracts (501,000)

Net over billings $ (83,000)


3. PROPERTY AND EQUIPMENT

Property and equipment approximate the following at December 31, 2005:

Machinery and equipment                           $   1,364,000
Computer equipment                                       23,000
Capital lease equipment                                 272,000
Leasehold improvements                                  123,000
                                                  -------------
                                                      1,782,000

Less accumulated depreciation and amortization       (1,370,000)
                                                  -------------

                                                  $     412,000
                                                  =============


At December 31, 2004, the Company had $206,000 accrued as an estimated legal settlement for a dispute with a former customer who had purchased a machine during 2001. Such claim was settled in December 2005. The settlement required the former customer to return the machine to the Company and the Company to pay $275,000 to the former customer. The Company decided to utilize the machine to manufacture materials used in its production. As a result, the Company recorded the $275,000 cost of the machine (which management believes equals the fair value) as machinery and equipment and recorded a corresponding credit (reduction) to selling, general and administrative expenses in the accompanying consolidated statements of operations for the year ended December 31, 2005.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

4. RELATED PARTY TRANSACTIONS

As of December 31, 2005, the Company had loans to two stockholders approximating $506,000, including accrued interest. The loans accrue interest at 6% and are due on demand. The Company has included the notes receivable from stockholders in stockholders' equity (deficit) as such amounts have not been repaid during 2005 or 2004. For each of the years ended December 31, 2005 and 2004, total interest income from notes receivable from stockholders approximated $20,000.

5. NOTES PAYABLE

During the year ended December 31, 2001, the Company entered into an unsecured note payable ("Note A") with a third party for $250,000. Note A accrues interest at a fixed rate of 18% per annum and matured in December 2003, as amended. Note A is personally guaranteed by a stockholder and was in default at December 31, 2004. At December 31, 2004, the total outstanding principal balance on Note A was $250,000. In December 2005, the Company entered into an agreement with the note holder to settle the entire principal balance of $250,000 plus accrued interest of approximately $125,000 in exchange for 400,000 shares of restricted common stock. As a result of this conversion and final settlement, the Company recorded a gain on forgiveness of notes payable totaling approximately $127,000.

During the year ended December 31, 2001, the Company entered into a note payable ("Note B") with a third party for $215,000. Note B accrues interest at a fixed rate of 15% per annum and matured in March 2002. Note B is secured by certain assets of the Company, as defined, and was in default at December 31, 2004. During 2005, the Company and the note holder executed a mutual agreement to fully settle the debt whereby by the Company agreed to make fifteen monthly installments of $12,000 (totaling $180,000) beginning January 2006 and to issue 100,000 shares of restricted common stock valued at $62,000 (estimated based on the market price of the stock on the date of the agreement) to the holder. Accrued interest on the note totaled approximately $116,000 on the date of the transaction. As a result of the effective reduction in principal balance of $35,000, the forgiveness of approximately $116,000 of accrued interest and the issuance of restricted common stock valued at $62,000, the Company recorded a gain on forgiveness of notes payable totaling approximately $89,000 for the year ended December 31, 2005.

In January 2003, the Company entered into a note payable agreement ("Note C") with two individuals in the amount of $500,000 with an interest rate of 11% per annum, which matured in April 2003. Note C is secured by certain assets of the Company. At December 31, 2005, the total outstanding principal balance on Note C was $500,000 and accrued interest totaled approximately $172,000.

In December 2002, the Company entered into a note payable agreement ("Note D") with two individuals in the amount of $250,000 with an interest rate of 11% per annum, which matured in February 2003. Note D is secured by certain assets of the Company. At December 31, 2005, the total outstanding principal balance on Note C was $250,000 and accrued interest totaled approximately $104,000.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

5. NOTES PAYABLE (continued)

In April, 2005, the Company and the note holders of Notes C and D (the "Noteholder") executed a mutual agreement (the "Extension Agreement") whereby the Noteholder agreed not to foreclose on the security interest of the two notes payable, before the earlier of a funding or August 13, 2005. As consideration to effectively extend the due date of the two notes until August 13, 2005, the Company issued 250,000 shares of the Company's restricted common stock to the Noteholder. Additionally, the Extension Agreement required the Company to register the shares by August 13, 2005, or it would need to pay penalties of 1,000 additional shares being issued for each day of delay up to thirty days and 2,500 additional shares for each day thereafter. The estimated fair value of the 250,000 shares (based on the trading price of the Company's stock on the date of issuance) totaling $47,500 was recorded on the date of issuance as a debt discount against the face value of the notes and was amortized to interest expense over the extension period in accordance with EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." Subsequently, the Noteholder waived its right to the penalty shares and has not attempted to foreclose on the notes. Such notes are in default at December 31, 2005.

During November 2004, the Company borrowed $80,816 on two notes payable ("Note E") to one individual. Note E is unsecured, matured in January 2005, has an interest rates of 6% and is currently in default. At December 31, 2005 the total outstanding principal balance on Note E was approximately $81,000 and accrued interest totaled approximately $6,000.

Principal amounts due on the notes payable approximate the following for the years ending December 31, 2006 and 2007:

  2006                                $   975,000
  2007                                     36,000
                                      -----------

                                      $ 1,011,000
                                      ===========

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

6. INCOME TAXES

During 2005 and 2004, the provision for taxes differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before provision for taxes as a result of the following:

                                                             2005           2004
                                                          -----------    -----------
Computed "expected" tax (benefit) expense                 $   227,000    $  (484,000)

Addition to (reduction) in income taxes resulting from:
    State income taxes, net of federal benefit                 40,800        (57,000)
    Change in deferred tax asset valuation allowance         (267,000)       533,000
    Non-deductible expenses                                        --          8,800
                                                          -----------    -----------

                                                          $       800    $       800
                                                          ===========    ===========


The effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2005 and 2004 are presented below:



Deferred tax assets:
    Tax net operating loss carryforwards      $  3,955,000      $  4,194,000
    Accrued inventory reserve                      167,000           194,000
    Accrued expenses                                18,000            19,000
                                              ------------      ------------

Total gross deferred tax asset                   4,140,000         4,407,000
Less valuation allowance                        (4,140,000)       (4,407,000)
                                              ------------      ------------

Total net deferred tax asset                  $         --      $         --
                                              ============      ============


The valuation allowance decreased by $267,000 and increased by $533,000 during the years ended December 31, 2005 and 2004, respectively. The current provision for income taxes for the years ended December 31, 2005 and 2004 is not significant and due primarily to certain state taxes.

At December 31, 2005, the Company had net tax operating loss carryforwards of approximately $10.4 million and $7.2 million available to offset future taxable federal and state income, respectively. If not utilized to offset future taxable income, the federal and state carryforwards will expire in various years through 2025 and 2015, respectively. In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the utilization of the Company's tax net operating loss carryforwards could be severely restricted.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

7. EQUITY TRANSACTIONS

PREFERRED STOCK

The Company has authorized 15,000,000 shares of cumulative, convertible Series B Preferred Stock ("Series B") with a par value of $1 per share. The Series B has a mandatory cumulative dividend of $1.25 per share, which is payable on a semi-annual basis, and convertible into 1.67 shares of the Company's common stock, does not have any voting rights, and has liquidation preference equal to $25 per share before any payment or distribution shall be made on common stock. As of December 31, 2001, in accordance with the conversion terms of the Series B, 95,023 shares of the common stock remained un-issued and committed, which the Company has reclassified to common stock during the year ended December 31, 2002 because the stock had constructively been issued.

In March 2002, the Board of Directors authorized 75,000 shares of 5% cumulative, convertible Series C Preferred Stock ("Series C") with a par value of $1 per share. The Series C has a mandatory cumulative dividend of $1.25 per share, which is payable on a semi-annual basis in June and December each year to holders of record on November 30 and May 31, does not have any voting rights and has liquidation preferences, as defined. Each share of Series C is convertible at the option of the holder into 16.667 shares of the Company's common stock.

During the years ended December 31, 2005 and 2004, the Company issued 530,001 and 47,000 shares of restricted common stock, respectively, upon conversion of 31,800 and 2,820 shares of Series C, respectively, at a conversion rate of 16.667-to-1.

At December 31, 2005, the Company had a total of 28,980 shares of Series C issued and outstanding, with accumulated dividends totaling approximately $463,000, which is included in dividends payable in the accompanying consolidated balance sheet.

During the year ended December 31, 2004, the Company issued a Private Placement Memorandum ("PPM") in which the Company offered to eligible investors, as defined, a maximum of 30,000 shares of Series D Preferred Stock ("Series D"), with a required minimum offering of 1,000 shares of Series D to be sold at $25 per share. During the year ended December 31, 2004 and pursuant to the PPM, the Company issued 23,640 shares of Series D to eligible investors for proceeds totaling $521,000, net of $30,000 paid to the broker/dealer and $40,000 of accounts payable which were exchanged for shares. Such offering costs were included as an offset to additional paid-in capital in the accompanying consolidated financial statements. Since the related conversion rate is 50:1, the effective conversion rate of $0.50 resulted in a deemed dividend of $153,660, which was included in accumulated deficit. The deemed dividend is also reflected as an increase in the net loss attributable to common shareholders for 2004 (see Note 8). Additionally, the broker/dealer was granted Three-Year Placement Warrants, as defined in the PPM, with a cashless exercise feature to purchase 25,000 shares of the Company's common stock at prices ranging from $0.50 to $1.00. No expense was recorded related to the granting of such warrants as they were considered an offering cost. The warrants vested immediately and expire in February 2007.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

7. EQUITY TRANSACTIONS (continued)

PREFERRED STOCK (CONTINUED)

In July 2005, the Company issued 600,000 shares of restricted common stock upon conversion of 12,000 shares of Series D at a conversion rate of 50-to-1.

At December 31, 2005, the Company had a total of 11,640 shares of Series D issued and outstanding, with accumulated dividends totaling approximately $103,000, which is included in dividends payable in the accompanying consolidated balance sheet.

COMMON STOCK

During the year ended December 31, 2001, the Company received a subscription receivable of $87,500 from a member of the Board of Directors in exchange for shares of the Company's restricted common stock. The subscription receivable bears interest at an annual rate of 6%. Principal and any unpaid interest were due on October 6, 2001. As of December 31, 2005, the subscription receivable remains unpaid.

During the year ended December 31, 2002, the Company received two subscriptions receivable totaling $375,000 in exchange for 250,000 restricted shares of common stock. The receivables bear interest at an annual rate of 5%. Principal and any unpaid interest on both subscriptions receivable were due on August 22, 2003, and are in default as of December 31, 2005. As of December 31, 2005, the subscription receivable remains unpaid. The related accrued interest receivable and interest income are insignificant to the consolidated financial statements.

During the year ended December 31, 2004, the Company issued 350,000 shares of restricted common stock valued at $165,000 (estimated based on the market price on the dates of grant) to three consultants for services rendered in relation to corporate finance, investor relations and management services that were substantially completed during 2004. Approximately $157,000 was recorded as consulting expense during the year ended December 31, 2004 and approximately $8,000 remained unamortized as deferred consulting fees at December 31, 2004, which was recorded as an offset to stockholders equity (deficit). Such unamortized amount was entirely amortized to consulting expense during the year ended December 31, 2005.

In April 2005, the Company issued 250,000 shares of restricted common stock, valued at $47,500 (estimated based on the market price on the dates of grant) to one of its creditors (see Note 5) as consideration to extend the maturity date of certain notes payable.

On April 25, 2005 the Company issued 300,000 shares of restricted common stock to a holder of the Company's Series D under a verbal agreement as the sole consideration and remedy for failure to register the common shares underlying the Series D. Accordingly, the Company expensed the fair value of the 300,000 common shares (based on the trading price of the Company's stock on such date of issuance) totaling $90,000. The extent of the registration rights of the Series D was that the Company would use its best efforts to file a registration statement underlying the conversion shares, however, the Company's board of directors decided to issue the penalty shares as a good faith measure to maintain a good relationship with the investor.

In April 2005, the Company issued 100,000 shares of restricted common stock to one of its former customers as an inducement and partial legal settlement for a pending claim related to the sale of one its machines. The former customer then refused to accept the shares and the Company then granted the shares to the attorney which was representing the Company in the lawsuit. Accordingly, the Company immediately expensed the fair value of such common stock totaling $20,000 (estimated based on the trading price of the Company's stock on the date of grant) and the attorney agreed to accept the shares as payment for outstanding fees of such amount. At December 31, 2004, the Company had $206,000 accrued as an estimated legal settlement for this dispute. Such claim was settled in December 2005. The settlement required the former customer to return the machine to the Company and the Company to pay $275,000 to the former customer. The Company decided to utilize the machine to manufacture materials used in its production. As a result, the Company recorded the $275,000 cost of the machine (which management believes equals the fair value) as machinery and equipment and recorded a corresponding credit (reduction) to selling, general and administrative expenses in the accompanying consolidated statements of operations for the year ended December 31, 2005.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

In December 2005, the Company issued 400,000 and 100,000 shares of restricted common stock to the holders of Notes A and B (see Note 5), respectively, to settle the outstanding debt and recorded the stock at fair value (estimated based on the trading price of the Company's stock on the date of grant) totaling $310,000.

In December 2005, The Company issued 75,000 shares of restricted common stock to its securities counsel as payment for past due legal fees totaling $46,500, which equaled the fair value of the stock on the date of settlement (estimated based on the trading price of the Company's stock on the date of settlement).

During 2005, the Company issued 1,050,000 shares of restricted common stock under several consulting contracts for management consulting and investor relations. The contracts do not contain a "performance commitment" as defined in EITF 96-18 and, therefore, a measurement date does not exist until the services are complete. As a result, the fair value of each stock issuance (estimated based on the trading price of the Company's stock on the dates of the respective agreements) was recorded as deferred consulting fees on the initial measurement dates and subsequently adjusted (based on the then-current fair value at each reporting date) through deferred consulting fees and is being amortized to consulting expense over the periods of service until such time the respective agreements are complete. The terms of the agreements range from three months to one year. Accordingly, the accompanying consolidated financial statements include the marked-to-market fair value of the 1,050,000 shares of common stock totaling $519,000 with amortization of the related deferred consulting fees totaling approximately $265,000 for the year ended December 31, 2005. At December 31, 2005, three of these contracts had not been completed and the remaining deferred consulting fees approximated $255,000.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

7. EQUITY TRANSACTIONS (continued)

STOCK OPTIONS AND WARRANTS

Under the terms of the Company's Incentive Stock Option Plan ("ISOP"), options to purchase an aggregate of 1,000,000 shares of common stock may be issued to key employees, as defined. The exercise price of any option may not be less than the fair market value of the shares on the date of grant. No options granted may be exercisable more than 10 years after the date of grant. The options granted generally vest evenly over a one-year period, beginning from the date of grant.

Under the terms of the Company's Non-Statutory Stock Option Plan ("NSSO"), options to purchase an aggregate of 1,350,000 shares of common stock may be issued to non-employees for services rendered. These options are non-assignable and non-transferable, are exercisable over a five-year period from the date of grant, and vest on the date of grant.

During the years ended December 31, 2005 and 2004, the Company did not grant any stock options or warrants and no stock options or warrants were exercised.

The following is a status of the stock options and warrants outstanding at December 31, 2005 and the changes during the two years then ended:

                                                 Year Ended                      Year Ended
                                              December 31, 2005                December 31, 2004
                                       -------------    -------------    -------------    -------------

                                        Options and       Weighted        Options and       Weighted
                                         Warrants       Average Price      Warrants       Average Price
                                       -------------    -------------    -------------    -------------
Outstanding, beginning of year             1,711,583    $        1.75        1,821,583    $        2.34

Granted                                         --               --             25,000             0.65

Exercised                                       --               --               --               --

Cancelled/Terminated                        (243,083)           (9.88)        (135,000)           (9.54)
                                       -------------    -------------    -------------    -------------

Outstanding and exercisable, end of
year                                       1,468,500    $        0.40        1,711,583    $        1.75
                                       =============    =============    =============    =============

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

7. EQUITY TRANSACTIONS (continued)

STOCK OPTIONS AND WARRANTS (CONTINUED)

The following table summarizes information related to stock options outstanding at December 31, 2005:

                                      Options Outstanding
                          -------------------------------------------
                                           Weighted
                                           Average        Weighted
                                           Remaining      Average
                                           Contractual    Exercise
 Exercise Price           Number           Life (Years)   Price
-----------------------   --------------   ------------   ------------

  $0.25- $0.75                 1,320,000            2.7   $       0.25
  $1.00- $1.25                   135,000            1.7           1.05
     $5.00                         5,000            2.0           5.00
    $10.00                         8,500            0.5          10.00
                          --------------                  ------------

                               1,468,500                          0.40
                          ==============                  ============

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

8. LOSS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2005 and 2004:


                                                                2005          2004
                                                            --------------------------
Net income (loss)                                           $   668,359    $(1,423,359)

Cumulative preferred dividends (See Note 7)                    (156,300)      (214,575)

Deemed dividends on preferred stock (See Note 7)                     --       (153,660)

Numerator for basic and diluted earning (loss) per share:
Net income (loss) applicable to common stockholders             512,059     (1,791,594)

Denominator for basic earnings (loss) per share:
  Weighted average shares                                     9,186,987      7,038,209

Denominator for diluted earnings ( loss) per share:
  Weighted average shares                                     9,836,987      7,038,209

Basic earnings (loss) per share                             $      0.06    $     (0.25)
                                                            ===========    ===========

Diluted earnings (loss) per share                           $      0.05    $     (0.25)
                                                            ===========    ===========


9. COMMITMENTS AND CONTINGENCIES

SERVICE AGREEMENTS

Periodically, the Company enters into various agreements for services including, but not limited to, public relations, financial consulting and manufacturing consulting. Generally, the agreements are ongoing until such time they are terminated, as defined. Compensation for services is paid either at a fixed monthly rate or based on a percentage, as specified, and may be payable in shares of the Company's common stock. The Company's policy is that expenses related to these types of agreements are valued at the fair market value of the services or the shares granted, whichever is more realistically determinable. Such expenses are amortized over the period of service.

LEASES

The Company leases equipment under various operating agreements which require monthly payments ranging from approximately $250 to $600, and mature through July 2006.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

9. COMMITMENTS AND CONTINGENCIES (continued)

LEASES (CONTINUED)

The Company leases its office and warehouse facility under a non-cancelable operating lease agreement. The lease requires monthly lease payments of approximately $33,000, with annual increases of 3% through December 2006. The lease is personally guaranteed by one of the stockholders.

Future minimum lease payments on the operating lease obligations approximate $400,000 for the year ended December 31, 2006. The Company currently has no future lease commitments beyond such date.

Rental expense for operating leases approximated $410,000 for each of the years ended December 31, 2005 and 2004. Interest expense incurred pursuant to capital lease obligations, which expired during 2005, approximated $13,000 and $18,000 for the years ended December 31, 2005 and 2004, respectively.

LEGAL

From time to time, the Company may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation, which management believes could have a material adverse effect on its financial position or result of operations.

BACKLOG (UNAUDITED)

The following schedule approximates a reconciliation of backlog representing signed contracts:

             Balance, January 1, 2005                            $ 3,471,000
New contracts, January 1, 2005 through December
             31, 2005                                              5,941,000
                                                                 -----------
                                                                   9,412,000
Less, contract revenue earned - January 1, 2005
             through December 31, 2005                            (6,038,000)
                                                                 -----------

             Balance December 31, 2005                           $ 3,374,000
                                                                 ===========

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

10. SUBSEQUENT EVENTS

On February 15, 2006, the Company entered into a Series A Convertible Note with a third party (the "Holder") for $300,000, which matures on the earlier of the next debt or equity financing which the Company closes after the Issue Date or on May 16, 2006. The Note accrues interest at a fixed rate of 24% per annum on the unpaid principal balance from the Issue Date to the sixtieth day from the Issue Date and bares interest at the rate 27% per annum after the sixtieth day from the Issue Date to the Maturity Date. Under the term of the Note, the company issued 30,000 restricted shares of its common stock to the Holder; 454,545 Warrants to the Holder, and 45,454 Warrants to the placement agents and its designees. After the Company obtained the Financing described below, the Company issued an additional 30,000 shares of common stock to the Holder, to extend the Maturity Date of the Note to May 16, 2006. In conjunction with the Note, the Company and the Holder entered into the following attendant agreements, all dated February 15, 2006:

      o Registration Rights Agreement whereby, all the securities issued in connection with the Note have five years right to Piggyback (to be included in the next Registration Statement)

      o Common Stock Purchase Warrant granting the Holder warrants to purchase 454,545 shares of common stock of the Company at an exercise price of $0.66 for a term of five years (the "Warrants");

      o     Finder's Fee Agreement between the Company and a third party.

On February 28, 2006, the Company entered into a Securities Purchase Agreement (the "Agreement") with CAMOFI Master LDC (the "Purchaser") whereby the Company agreed to sell, and the Purchaser agreed to purchase, up to $5,000,000 aggregate principal amount of 12% Senior Secured Convertible Notes due February 28, 2009 (up to $3,500,000 to be purchased at the Closing and up to an additional $1,500,000 to be purchased pursuant to an Additional Investment Right), secured by a first priority lien on all assets of the Company and its current and future subsidiaries (including a pledge of the shares of the Company's current and future Subsidiaries). In conjunction with the Agreement, the Company and the Purchaser entered into the following attendant agreements, all dated February 28, 2006:

      o 12% Senior Secured Convertible Note for $3,500,000 due February 28, 2009 (the "Notes");

      o Security Agreement between the Company and its current and future subsidiaries on the one hand and the Purchaser on the other hand;

      o     Subsidiary Guarantee;

      o Common Stock Purchase Warrant granting the Purchaser warrants to purchase 3,476,190 shares of common stock of the Company at an exercise price of $0.63 for a term of seven years (the "Warrants");

      o     Twelve month lock-agreements with certain Company shareholders;

      o Registration Rights Agreement whereby, within 45 days, the Company shall prepare and file with the SEC a Registration Statement covering the resale of 125% of the following securities (collectively, the "Registrable Securities") of the Purchaser for an offering to be made on a continuous basis pursuant to Rule 415: (i) all of the shares of common stock issuable upon conversion of the Note or as interest on the Notes assuming all of the Notes are converted and all permissible interest payments are made in shares of common stock and the Notes are held until maturity, (ii) all shares issuable as amortization payments on the Notes assuming all permissible amortization payments are made in shares of common stock and the Notes are held until maturity, (iii) all shares of common stock underlying the Warrants, (iv) any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing; and
            (v) any additional shares issuable in connection with any anti-dilution provisions in the Notes or the Warrants, including a liquidated damages clause whereby if certain deadlines for filing, responding and effectiveness of the Registration Statement (each, an "Event Date") are not met, the Company shall pay to the Purchaser an amount in cash equal to 1.5% of the outstanding principal of the Notes for any Registrable Securities then held by the Purchaser for the first 30 days (or part thereof) after the Event Date and an additional 1.5% for any subsequent 30-day period (or part thereof), thereafter; and

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

      o Escrow Agreement and side letter between the Purchaser and Katten Muchin Rosenman LLP (the "Escrow Agent").

On March 7, 2006, the Company issued 250,000 shares of restricted common stock to settle accrued interest totaling $157,500 on two notes payable with principal balances totaling $750,000.

On March 9, 2006, the Company issued 150,000 warrants to purchase shares of common stock with an exercise price of $0.63 to a consultant under an agreement to write an Executive Informational Overview.

On March 17, 2006, the Company issued 200,000 shares of restricted common stock to a consultant, under a 3 month consulting agreement, for investor relations services.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 2006
                                   (Unaudited)


                                     ASSETS

  Current Assets
    Restricted cash                                                 $ 1,500,000
    Contracts receivable                                                750,269
    Inventories, net                                                  1,286,087
    Costs and estimated earnings in excess
      of billings on uncompleted contracts                              600,019
    Deferred financing costs, net                                       335,067
    Prepaid expenses and other current assets                            36,229
                                                                    -----------
              Total current assets                                    4,507,671

  PROPERTY AND EQUIPMENT, NET                                           354,057
  DEFERRED FINANCING COSTS, NET                                         558,444
                                                                    -----------

                                                                    $ 5,420,172
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

    Bank overdraft                                                  $    12,836
    Accounts payable and accrued expenses                             1,325,258
    Dividends payable                                                   320,400
    Billings in excess of costs and estimated
      earnings on uncompleted contracts                                 381,896
    Warrant liability                                                 2,155,238
    Notes payable                                                       200,816
    Convertible notes payable                                           300,000
                                                                    -----------
              Total current liabilities                               4,696,444

  CONVERTIBLE NOTES PAYABLE, NET OF DISCOUNT                            388,890


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT

  Cumulative, convertible, Series B preferred
    stock, $1 par value, 15,000,000 shares authorized,
    no shares issued and outstanding (liquidation
    preference of $25 per share)                                             --
  Cumulative, convertible, Series C preferred stock, $1
    par value, 75,000 shares authorized, 27,780 shares
    issued and outstanding (liquidation preference of
    $903,000)                                                            27,780
  Cumulative, convertible, Series D preferred stock,
    $25 par value, 75,000 shares authorized, 11,640
    shares issued and outstanding (liquidation
    preference of $403,000)                                             291,000
  Common stock, $0.10 par value, 50,000,000 shares
    authorized; 11,314,654 shares issued and
    outstanding                                                       1,131,466
  Subscriptions receivable                                             (462,500)
  Notes receivable from stockholders                                   (505,639)
  Deferred consulting fees                                             (126,385)
  Additional paid-in capital                                          7,558,675
  Accumulated deficit                                                (7,579,559)
                                                                    -----------
       Total stockholders' deficit                                      334,838
                                                                    -----------

                                                                    $ 5,420,172
                                                                    ===========


See accompanying notes to the condensed consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED STATEMENTS OF
               OPERATIONS For the Three and Six Months Ended June
                                30, 2006 and 2005
                                   (Unaudited)

                                                                    FOR THE THREE                     FOR THE SIX
                                                                 MONTHS ENDED JUNE 30,            MONTHS ENDED JUNE30,
                                                                 2006             2005            2006            2005
                                                              ------------    ------------    ------------    ------------

CONTRACT REVENUES                                             $  2,297,773    $  1,207,979    $  3,997,620    $  2,639,868

COST OF SALES                                                    1,491,052         835,811       2,787,660       1,881,681
                                                              ------------    ------------    ------------    ------------

GROSS PROFIT                                                       806,721         372,168       1,209,960         758,187
                                                              ------------    ------------    ------------    ------------

OPERATING EXPENSES
  Consulting and other compensation                                124,900         153,407         327,958         198,379
  Salaries and related                                              61,791          40,362         126,122          97,552
  Selling, general and administrative                              259,651         237,031         447,291         360,688
                                                              ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                                           446,342         430,800         901,371         656,619
                                                              ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                                            360,379         (58,632)        308,589         101,568
                                                              ------------    ------------    ------------    ------------

OTHER (INCOME) EXPENSES
  Derivative liability                                            (799,524)             --         (34,762)             --
  Interest, including debt discount amortization                   813,110          70,218       1,208,938         119,285
                                                              ------------    ------------    ------------    ------------

TOTAL OTHER (INCOME) EXPENSES                                       13,586          70,218       1,174,176         119,285
                                                              ------------    ------------    ------------    ------------

INCOME (LOSS) BEFORE PROVISION FOR
INCOME TAXES                                                       346,793        (128,850)       (865,587)        (17,717)

PROVISION FOR INCOME TAXES                                              --              --              --              --
                                                              ------------    ------------    ------------    ------------

NET INCOME (LOSS)                                             $    346,793    $   (128,850)   $   (865,587)   $    (17,717)
                                                              ============    ============    ============    ============

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS           $    304,393    $   (234,375)   $   (620,112)   $   (123,242)
                                                              ============    ============    ============    ============

BASIC NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS
PER COMMON SHARE                                              $       0.03    $      (0.03)   $      (0.06)   $      (0.02)
                                                              ============    ============    ============    ============

DILUTED NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS
PER COMMON SHARE                                              $       0.02    $      (0.03)   $      (0.06)   $      (0.02)
                                                              ============    ============    ============    ============

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                11,291,359       7,978,932      11,047,485       7,635,598
                                                              ============    ============    ============    ============

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING              12,222,041       7,978,932      11,047,485       7,635,598
                                                              ============    ============    ============    ============


See accompanying notes to the condensed consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Six Months Ended June 30, 2006 and 2005

                                   (Unaudited)

                                                                     2006           2005
                                                                  -----------    -----------
Cash flows from operating activities:
  Net loss                                                        $  (865,587)   $   (17,717)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization of property and equipment          77,594        127,487
      Amortization of deferred financing costs                        170,779             --
      Amortization of deferred consulting fees                        221,332         52,566
      Amortization of BCFs and other debt discounts                   707,790         29,687
      Estimated fair market value of common stock
        issued for penalties and settlement                                --        110,000
      Derivative liability expense (credit)                           (34,762)            --
      Changes in operating assets and liabilities:
        Contracts receivable                                         (462,700)            --
        Inventories                                                  (357,140)        49,630
        Costs and estimated earnings in excess of billings on
          uncompleted contracts                                      (182,264)      (255,696)
        Prepaid expenses and other current assets                     (34,669)            --
        Accounts payable and accrued expenses                        (153,572)        56,470
        Billings in excess of costs and estimated earnings on
          uncompleted contracts                                      (119,488)      (207,136)
                                                                  -----------    -----------
     Net cash used in operating activities                         (1,032,687)       (54,709)
                                                                  -----------    -----------
Cash flows from investing activities:
  Purchases of property and equipment                                 (20,000)            --
                                                                  -----------    -----------
     Net cash used in investing activities                            (20,000)            --
                                                                  -----------    -----------
Cash flows from financing activities:
  Restricted cash                                                  (1,500,000)            --
  Bank overdraft                                                      (14,813)            --
  Proceeds from issuance of convertible notes payable               3,800,000             --
  Principal payments on notes payable                                (810,000)            --
  Deferred financing costs                                           (422,500)            --
  Principal repayments on obligations under capital lease                  --        (41,531)
                                                                  -----------    -----------
     Net cash provided by (used in) financing activities            1,052,687        (41,531)
                                                                  -----------    -----------
Net decrease in cash                                                       --        (96,240)
Cash at beginning of period                                                --        129,087
                                                                  -----------    -----------
Cash at end of period                                             $        --    $    32,847
                                                                  ===========    ===========

Supplemental disclosure of non-cash activities:

  Common stock and warrants issued for deferred financing costs   $   641,790    $        --
                                                                  ===========    ===========

  Conversion of notes payable and interest to common stock        $   170,250    $        --
                                                                  ===========    ===========

  BCF and other debt discount on convertible notes payable        $ 3,800,000    $        --
                                                                  ===========    ===========

  Debt discount on notes payable for note extension               $    18,900    $    47,500
                                                                  ===========    ===========

  Accrued cumulative dividends on preferred stock                 $    42,400    $   105,525
                                                                  ===========    ===========

  Cumulative preferred dividends waived                           $   287,875    $        --
                                                                  ===========    ===========

  Conversion of Series C preferred stock to common stock          $     2,000    $        --
                                                                  ===========    ===========


See accompanying notes to the condensed consolidated financial statements.

                   NEW CENTURY COMPANIES, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                                   (UNAUDITED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

New Century Companies, Inc. and Subsidiary (collectively, the "Company"), a California corporation, was incorporated March 1996 and is located in Southern California. The Company provides after-market services, including rebuilding, retrofitting and remanufacturing of metal cutting machinery. Once completed, a remanufactured machine is "like new" with state-of-the-art computers, and the cost to the Company's customers is substantially less than the price of a new machine.

The Company currently sells its services by direct sales and through a network of machinery dealers across the United States. Its customers are generally medium to large sized manufacturing companies in various industries where metal cutting is an integral part of their businesses. The Company grants credit to its customers who are predominately located in the western United States.

The Company trades on the OTC Bulletin Board under the symbol "NCNC.OB".

PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include the accounts of New Century Companies, Inc. and its wholly owned subsidiary, New Century Remanufacturing (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

BASIS OF PRESENTATION

The accompanying unaudited interim condensed consolidated financial statements have been prepared by the Company, pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes hereto should be read in conjunction with the financial statements, accounting policies and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the SEC. In the opinion of management, all adjustments necessary to present fairly, in accordance with GAAP, the Company's financial position as of June 30, 2006, and the results of operations and cash flows for the interim periods presented, have been made. Such adjustments consist only of normal recurring adjustments. The results of operations for the three moths ended June 30, 2006 are not necessarily indicative of the results for the full year.

GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has negative working capital of $188,773 and an accumulated deficit of $7,579,559 at June 30, 2006, and had net cash used in operating activities of $1,032,687 for the six months ended June 30, 2006. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company fund operations through increased sales and debt and equity financing arrangements which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements for the fiscal year ending December 31, 2006. Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

In response to these problems, management has taken the following actions:

      o     The Company continues its aggressive program for selling inventory.

      o The Company continues to implement plans to further reduce operating costs.

      o The Company is seeking investment capital through the public markets.

The condensed consolidated financial statements do not include any adjustments related to recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

INVENTORY

Inventories are stated at the lower of cost or net realizable value. Cost is determined under the first-in, first-out method. Inventories represent cost of work in process on units not yet under contract. Cost includes all direct material and labor, machinery, subcontractors and allocations of indirect overhead.

REVENUE RECOGNITION

The Company's revenues consist of contracts with vendors. The Company uses the percentage-of-completion method of accounting to account for long-term contracts and, therefore, takes into account the cost, estimated earnings and revenue to date on fixed-fee contracts not yet completed. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition" outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. Management believes that the Company's revenue recognition policy conforms to SAB No. 104. The Company recognizes revenue on contracts pursuant to SOP 81-1.

The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final cost, based on current estimates of cost to complete. It is not related to the progress billings to customers. Contract costs include all materials, direct labor, machinery, subcontract costs and allocations of indirect overhead.

Because contracts may extend over a period of time, changes in job performance, changes in job conditions and revisions of estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts that require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the consolidated financial statements.

Contracts that are substantially complete are considered closed for consolidated financial statement purposes. Costs incurred and revenue earned on contracts in progress in excess of billings (under billings) are classified as a current asset. Amounts billed in excess of costs and revenue earned (over billings) are classified as a current liability.

The Company accounts for shipping and handling fees and costs in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs." Such fees and costs incurred by the Company are immaterial to the operations of the Company.

In accordance with Statements of Financial Accounting Standards ("SFAS") No. 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of an estimate of markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience, current industry trends and estimated costs.

BASIC AND DILUTED LOSS PER COMMON SHARE

Under SFAS No. 128, "Earnings Per Share," basic earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were 903,659 potentially dilutive and 13,372,330 potential common shares at June 30, 2006, which include common stock purchase warrants and shares underlying convertible preferred stock and convertible notes payable.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three and six month periods ended June 30, 2006 and 2005:

For the Three Months Ended June 30,

                                                                          2006            2005
                                                                      ------------    ------------

Net income (loss)                                                     $    346,793    $   (128,850)

Cumulative preferred dividends accrued                                     (42,400)       (105,525)
                                                                      ------------    ------------
Numerator for basic and diluted net income (loss) per common share:
Net income (loss) applicable to common stockholders                        304,393        (234,375)

Denominator for basic net income (loss) per common share:
Basic weighted average common shares outstanding                        11,291,359       7,978,932
                                                                      ------------    ------------
Denominator for diluted net income (loss) per common share:
Diluted weighted average common shares outstanding                      12,222,041       7,978,932
                                                                      ------------    ------------

Basic net income (loss) per common share                              $       0.03    $      (0.03)
                                                                      ============    ============
Diluted net income (loss) per common share                            $       0.02    $      (0.03)
                                                                      ============    ============

For the Six Months Ended June 30,

                                                                         2006             2005
                                                                      ------------    ------------

Net income (loss)                                                     $   (865,587)   $    (17,717)

Cumulative preferred dividends accrued                                     (42,400)       (105,525)

Waiver of accrued cumulative preferred
dividends                                                                  287,875              --
                                                                      ------------    ------------
Numerator for basic and diluted net income (loss) per common share:
Net income (loss) available to common stockholders                        (620,112)       (123,242)

Denominator for basic net income (loss) per common share:
Basic weighted average common shares outstanding                        11,047,485       7,635,598
                                                                      ------------    ------------
Denominator for diluted net income (loss) per common share:
Diluted weighted average common shares outstanding                      11,047,485       7,635,598
                                                                      ------------    ------------

Basic net income (loss) per common share                              $      (0.06)   $      (0.02)
                                                                      ============    ============
Diluted net income (loss) per common share                            $      (0.06)   $      (0.02)
                                                                      ============    ============


STOCK BASED COMPENSATION

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123-R, "Share-Based Payment," ("SFAS No. 123-R"). SFAS No. 123-R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award. The Company previously accounted for awards granted under its equity incentive plan under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended. The exercise price of options is generally equal to the market price of the Company's common stock (defined as the closing price as quoted on the Over-the-Counter Bulletin Board administered by Nasdaq) on the date of grant. Accordingly, no share-based compensation was recognized in the financial statements prior to January 1, 2006.

Under the modified prospective method of adoption for SFAS No. 123-R, the compensation cost recognized by the Company beginning January 1, 2006 includes
(a) compensation cost for all equity incentive awards granted prior to, but not yet vested as of April 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all equity incentive awards granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated and generally expire within five years from the grant date.

Under the terms of the Company's Incentive Stock Option Plan, options to purchase an aggregate of 1,000,000 shares of common stock may be issued to key employees, as defined. The exercise price of any option may not be less than the fair market value of the shares on the date of grant. No options granted may be exercisable more than ten years after the date of grant. The options granted generally vest evenly over a one-year period, beginning from the date of grant.

Under the terms of the Company's Non-Statutory Stock Option Plan, options to purchase an aggregate of 1,350,000 shares of common stock may be issued to non-employees for services rendered. These options are non-assignable and non-transferable, are exercisable over a five-year period from the date of grant, and vest on the date of grant.

At June 30, 2006, the Company had 936,500 options available for future issuance under their equity compensation plans. All of these options vested prior to the adoption of SFAS No. 123-R.

The effects of share-based compensation resulting from the application of SFAS No. 123-R to options granted outside of the Company's Stock Option Plan resulted in zero expense for the three and six month periods ended June 30, 2006. Share-based compensation recognized as a result of the adoption of SFAS No. 123-R as well as pro forma disclosures according to the original provisions of SFAS No. 123 for periods prior to the adoption of SFAS No. 123-R use the Black Scholes option pricing model for estimating fair value of options granted.

In accordance with SFAS No. 123-R, the Company's policy is to adjust share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after December 31, 2006 is recognized in the period the forfeiture estimate is changed. Since the Company had no unvested options during the six month period ended June 30, 2006, the effect of forfeiture adjustments in the three and six month periods was not applicable.

Pro forma information required under SFAS No. 123 for periods prior to 2006 as if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under and outside of the Company's equity incentive plans was as follows:

                                                     Three             Six
                                                  Months Ended     Months Ended
                                                    June 30,        June 30,
                                                      2005             2005
                                                  -------------    -------------

Net loss as reported                              $    (128,850)   $     (17,717)
  Less: Total stock-based employee compensation
    expense determined under the Black Scholes
    option pricing model, net of tax                         --               --
                                                  -------------    -------------
Pro forma net loss                                $    (128,850)   $     (17,717)
                                                  =============    =============

Basic and diluted loss per common share:
  As reported                                     $       (0.03)   $       (0.02)
                                                  =============    =============
  Pro forma                                       $       (0.03)   $       (0.02)
                                                  =============    =============


Pro forma compensation expense reported in the above table is generally based on the vesting provisions in the related stock option grants. Since all options granted prior to January 1, 2005 had been completely vested prior to such date, there is no pro forma compensation expense to disclose for the three and six months ended June 30, 2005, as reflected in the above table, nor any weighted average assumptions to disclose.

The expected volatility is based on the historical volatility. The expected life of options granted is based on the "simplified method" described in the SEC's Staff Accounting Bulletin No. 107 due to changes in the vesting terms and contractual life of current option grants compared to the Company's historical grants.

Options and warrants outstanding that have vested and are expected to vest as of June 30, 2006 are as follows:

                                                Weighted
                                  Weighted       Average
                                   Average      Remaining      Aggregate
                     Number of    Exercise     Contractual     Intrinsic
                       Shares       Price      Term in Years   Value (1)
----------------     ---------   -----------   ------------  -----------

Vested               1,460,000   $      0.35          2.09   $   482,800
Expected to vest            --            --            --   $        --
                    ----------                               -----------
     Total           1,460,000                               $   482,800
                    ==========                               ===========


(1) These amounts represent the difference between the exercise price and $0.62, the closing market price of the Company's common stock on June 30, 2006 as quoted on the Over-the-Counter Bulletin Board under the symbol "NCNC.OB" for all in-the-money options outstanding.

The Company's policy for options outstanding that are expected to vest are net of estimated future forfeitures in accordance with the provisions of SFAS No. 123-R, which are estimated when compensation costs are recognized. Additional information with respect to stock option activity is as follows:

                                              Outstanding Options
                                       -------------------------------------
                            Shares                   Weighted      Aggregate
                           Available   Number of      Average      Intrinsic
                           for Grant    Shares     Exercise Price  Value (1)
                           ---------   ---------   --------------  ----------

December 31, 2005            936,500   1,468,500   $         0.40   $ 482,800
                                                                    =========
Grants                            --          --                           --
Exercises                         --          --                           --
Cancellations                     --       8,500   $        10.00
                           ---------   ---------   --------------
June 30, 2006                936,500   1,460,000   $         0.35   $ 482,800
                           =========   =========   ==============   =========

Options exerciseable at:
December 31, 2005                      1,468,500   $         0.40
June 30, 2006                          1,460,500   $         0.35


(1) Represents the difference between the exercise price and the December 31, 2005 or June 30, 2006 market price of the Company's common stock, which was $0.62 on both dates.

The Company follows SFAS No. 123 (R) (as interpreted by EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services") to account for transactions involving services provided by third parties where the Company issues equity instruments as part of the total consideration. Pursuant to paragraph 7 of SFAS No. 123 (R), the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company applies EITF Issue No. 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

DEFERRED FINANCING COSTS

Direct costs of securing debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations. During the three months ended June 30, 2006, the Company amortized approximately $113,000.

STOCK PURCHASE WARRANTS ISSUED WITH NOTES PAYABLE

The Company granted warrants in connection with the issuance of certain notes payable. Under Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants," the relative estimated fair value of such warrants represents a discount from the face amount of the notes payable. Such discounts are amortized to interest expense over the term of the notes.

BENEFICAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). Pursuant to EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27, "Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the estimated fair value of the BCF is recorded in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

CLASSIFICATION OF WARRANT OBLIGATION

In connection with the issuance of the 12% Senior Secured Convertible Notes (See
Note 3), the Company has an obligation to file a registration statement covering the resale of 125% of the Registrable Securities, as defined in the Registration Rights Agreement. The obligation to file the registration statement meets the criteria of an embedded derivative to be bifurcated pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. Under this transaction, the Company is obligated to register for resale the common shares underlying the warrants, and as a result, the embedded derivative associated with this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at the commitment date, the Company did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation has been classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The classification of the warrant obligation will be evaluated at each reporting date and as such, it will continue to be reported as a liability until such time all of the criteria necessary for equity classification have been met.

NEW ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements discussed in the notes to the December 31, 2005 financial statements filed previously with the Securities and Exchange Commission in Form 10-KSB that are required to be adopted during the year ending December 31, 2006 did not or will not have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROGRESS

Contracts in progress as of June 30, 2006 which include completed contracts not completely billed, approximate:

Cumulative costs to date                                            $ 2,295,000
Cumulative gross profit to date                                       5,476,000
                                                                    -----------
Cumulative revenue earned                                             7,771,000

Less progress billings to date                                       (7,553,000)
                                                                    -----------
      Net under billings                                            $   218,000
                                                                    ===========


The following is included in the accompanying condensed consolidated balance sheet under these captions as of June 30, 2006:

Costs and estimated earnings in excess of billings
  on uncompleted contracts                                            $ 600,000

Billings in excess of costs and estimated earnings
  on uncompleted contracts                                             (382,000)
                                                                      ---------
       Net under billings                                             $ 218,000
                                                                      =========


3. DEBT TRANSACTIONS

During the three months ended June 30, 2006, the Company amortized approximately $459,000 of debt discounts, including beneficial conversion features, to interest expense. Of such amount, $309,000 was related to a convertible note payable to CAMOFI Master LDC ("CAMOFI") and $150,000 was related to a convertible note payable to Motivated Minds, LLC ("Motivated Minds").

During the three months ended June 30, 2006, the Company made cash payments of $36,000 to reduce the principal balance on one of its outstanding secured notes payable.

4. EQUITY TRANSACTIONS

During the three months ended June 30, 2006, the Company issued 19,318 shares of restricted common stock at $0.66 per share to one of its creditors to settle accrued interest totaling $12,750 on a convertible note payable. The common stock conversion price was recorded at $0.66 in accordance with the terms of the convertible note agreement.

As described in Note 1, the Company enters into equity based compensation arrangements with non-employees where the value of the services are not readily determinable and the fair value of the equity instruments is more reliably measurable. Under most of these arrangements, the performance criteria required for a measurement date is not reached until the service period has been completed. As a result, the Company is required to re-measure the consideration at each reporting date (or when the services were complete if sooner) based on its then current stock value. During the three months ended June 30, 2006, the Company recorded net increases to the fair values of such equity based compensation arrangements with third parties totaling $149,500. During the three months ended June 30, 2006, the Company recorded approximately $84,000 of consulting expense related to the amortization of deferred consulting fees on such equity based compensation arrangements.

5. CONTINGENCIES

On February 28, 2006, the Company entered into a Securities Purchase Agreement ( "the Note") with CAMOFI whereby CAMOFI agreed to purchase, up to $5,000,000 aggregate principal amount of 12% Senior Secured Convertible Notes, due February 28, 2009 (up to $3,500,000 to be purchased at the closing and up to an additional $1,500,000 to be purchased pursuant to an Additional Investment Right), secured by a first priority lien on all assets of the Company and its current and future subsidiaries (including a pledge of the shares of the Company's current and future Subsidiaries). The Note is convertible into shares of the Company's common stock at a fixed price of $0.63 at any time at CAMOFI's option. Additionally, $1,500,000 of the $3,500,000 proceeds from the closing were placed into an escrow account, which was originally intended to be used for a potential private company business acquisition. Accordingly, such amount has been recorded as restricted cash in the accompanying condensed consolidated balance sheet at June 30, 2006. In connection with the Note, the Company issued 3,476,190 warrants at an exercise price of $0.63 to CAMOFI. The warrants vested and became fully exercisable on their issuance date.

CAMOFI has not exercised its $1,500,000 Additional Investment Right. Additionally, CAMOFI has certain registration rights for the common stock underlying both the warrants and the convertible debt. The related registration rights agreement includes financial penalties because the Company failed to meet the registration statement effectiveness deadline, which was June 28, 2006. Such penalties, which are 1.5% of the outstanding principal balance of the Note for the first 30 days and an additional 1.5% for each 30 day period thereafter, can be paid in common stock at the option of the Company. As of June 30, 2006, the Company has accrued $162,500 for such estimated liquidated damages, which are included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheet. Of such amount, $43,500 was accrued during the three months ended March 31, 2006 and $119,000 was accrued during the three months ended June 30, 2006. As a result of not meeting these deadlines, this condition may be deemed an "Event of Default" if not cured to the satisfaction of CAMOFI prior to the expiration of thirty days from the Event Date, as defined in the registration rights agreement, and could possibly allow CAMOFI to call the debt or seek other remedy at such time.

6. SUBSEQUENT EVENTS

On July 25, 2006, in connection with the Motivated Minds convertible note dated February 15, 2006, the Company issued 45,000 restricted shares of common stock to Motivated Minds for extension of $150,000 of principal balance of the note until August 16, 2006, and the remaining principal balance of $150,000 of the note until October 16, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision on our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the Company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                             NATURE OF EXPENSE AMOUNT


EC REGISTRATION FEE                        $ 1,054.55

CCOUNTING FEES AND EXPENSES                $ 5,000*

EGAL FEES AND EXPENSES                     $40,000*

ISCELLANEOUS                               $ 3,945..45*

                                           $50,000



* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

PREFERRED STOCK

In September 2005, holders of the Company's Preferred C converted 31,800 shares into 530,001 shares of common stock.

In August 2005, holders of the Company's Preferred D converted 12,000 shares into 600,000 shares of common stock.

COMMON STOCK

On October 27, 2005, the Company issued 300,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) was $132,000.

On October 26, 2005, the Company issued 100,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) was $42,000.

On October 11, 2005, the Company issued 100,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) was $41,000.

On July 14, 2005, the Company issued 300,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a one year consulting agreement. The fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) was $75,000.

On April 25, 2005 the Company issued 300,000 shares of restricted common stock to a holder of the Company's Cumulative, Convertible, Series D preferred stock ("Series D") under a verbal agreement as the sole consideration and remedy for failure to register the common shares underlying the Series D. The fair value of the 300,000 common shares (based on the trading price of the Company's stock on such date of issuance) was $90,000.

On April 25, 2005, the Company issued 150,000 shares of restricted common stock to a consultant for corporate finance and investor relations services under a six month verbal agreement. The fair value of the common stock (based on the trading price of the Company's stock on the date of issuance) was $45,000.

On April 21, 2005, the Company entered into a six month corporate finance and investor relations consulting agreement. As a commencement bonus for the services to be provided by the consultant, the Company issued 100,000 shares of restricted common stock in accordance with the contract. The fair value of the 100,000 share commencement bonus (based on the trading price of the Company's stock on the date of issuance) was $20,000.

On April 21, 2005, the Company issued 100,000 shares of restricted common stock to one of its former customers as a partial legal settlement for a pending claim related to the sale of one its machines. The fair value of such common stock was $20,000 (based on the trading price of the Company's stock on the date of issuance). On October 31, 2005 the dispute was fully settled. As part of this settlement, it was stipulated that the customer shall not exercise the option to receive the Company's shares of stock, and agreed to assign the shares to our legal counselor, without representation or warranty.

On April 12, 2005, the Company and one if its noteholders (the "Noteholder") executed a mutual agreement (the "Extension Agreement") whereby the Noteholder agreed not to foreclose on the security interest of two notes payable, which were in default, before the earlier of a funding (which has not occurred as of the filing of this Form 10-QSB) or August 13, 2005. As consideration to effectively extend the due date of the two notes until August 13, 2005, the Company issued the Noteholder 250,000 shares of the Company's restricted common stock. The estimated fair value of the 250,000 shares (based on the trading price of the Company's stock on the date of issuance) was $47,500.

On February 16, 2006, we issued a convertible note to Motivated Minds, LLC in the principal amount of $300,000. In connection with the Note we issued a warrant to Motivated Minds to purchase up to 454,545 shares of Common Stock at a price of $0.66 per share. Such Warrant will be exercisable immediately upon issuance and will expire on the fifth anniversary of the date of issuance. In addition, in connection with the Note, we issued 30,000 restricted shares of our common stock to Motivated Minds and an aggregate of 45,454 warrants to the Placement Agents, Source Capital Group, Inc. and Ascendiant Securities, LLC which warrants are exercisable at a price of $.66 per share and which expire on February 14, 2011.

On February 28, 2006, to obtain funding for our operations, we entered into a Securities Purchase Agreement with CAMOFI Master LDC ("CAMOFI") for the sale of

(i) $3,500,000 in 12% Senior Secured Convertible Notes; and (ii) stock purchase warrants to purchase 3,476,190 shares of our common stock. In connection with the CAMOFI Note, we have issued 250,000 restricted shares of our common Stock and 722,539 warrants to the Placement Agent, Ascendiant Securities, LLC, of which 90,317 warrants were assigned to Michael S. Cole. The Warrants are exercisable at a price of $.63 and expire on February 28, 2013.

* Unless indicated otherwise, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Global Axcess or executive officers of Global Axcess, and transfer was restricted by Global Axcess in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean New Century Companies, Inc.


EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

2.1   Share Exchange Agreement dated as of December 18, 2000. (1)

3.1 Certificate of Incorporation as filed with the Delaware Secretary of State, as amended.(2)

3.2 Certificate of Amendment to the Certificate of Incorporation as filed with the Delaware Secretary of State.(3)

3.2   Bylaws. (2)

5.1   Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Agreement and Plan of Merger, dated as of May 25, 2003, by and among Internetmercado.com, Inc., New Century Remanufacturing, Inc., New Century Acquisition Corporation, David Duquette and Josef Czikmantori; (4)

10..2 Series A Convertible Note issued to Motivated Minds, LLC (6)

10.3  Common Stock Purchase Warrants issued to Motivated Minds, LLC (6)

10.4  Registration Rights Agreement dated February 15, 2006 (6)

10.5 Securities Purchase Agreement between New Century Companies, Inc. and CAMOFI Master LDC (5)

10.6 12% Senior Secured Convertible Note issued by New Century Companies, Inc. in favor of CAMOFI Master LDC (5)

10.7  Common Stock Purchase Warrant issued to CAMOFI Master LDC (5)

10.8 Registration Rights Agreement between New Century Companies, Inc. and CAMOFI Master LDC (5)

10.9 Escrow Agreement between New Century Companies, Inc., CAMOFI Master LDC and Katten Muchin Rosenman LLP, as Escrow Agent (5)

10.10 Security Agreement between New Century Companies, Inc. and its current and future subsidiaries on the one hand, and CAMOFI Master LDC on the other hand (5)

10.11 Subsidiary Guarantee provided by all current and future subsidiaries of New Century Companies, Inc. to CAMOFI Master LDC (5)

10.12 Lock-up Agreement with certain shareholders of New Century Companies, Inc.
      (5)

10.13 Allonge to Series A Convertible Note made by New Century Companies, Inc. and Motivated Minds, LLC (Filed herewith)

21    Subsidiaries of the Company (Filed herewith)

23.1  Consent of Squar, Milner, Miranda & Williamson, LLP (Filed herewith)

23.2  Consent of Sichenzia Ross Friedman Ference LLP (Included in Exhibit 5.1)


(1) Incorporated herein by reference from the Company's filing on Form 8-K filed on August 23, 2000.

(2) Incorporated by reference to Exhibit 2.1 the Company's Registration Statement on Form C-18, filed on August 14, 1980. I S

(3) Incorporated by reference to 8-K filed June 4, 2003.

(4) Incorporated by reference to the Exhibit 2.1 of the 8-K filed June 4, 2003.

(5) Incorporated by reference to the Company's Form 8-K filed on March 13, 2006

(6) Incorporated by reference to the Company's Registration Statement on Form SB-2 filed on June 8, 2006

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Santa Fe Springs, State of California, on September 18, 2006.


                                       NEW CENTURY COMPANIES, INC.

                                       By:/s/ David Duquette
                                          ------------------------------
                                          David Duquette
                                          Chief Executive Officer and
                                          Chief Financial Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Duquette as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, registration statement was signed by the following persons in the capacities and on September 18, 2006.


Signature                       Title                      Date

/s/ David Duquette              Chief Executive Officer   September 18, 2006
    -------------------------   Chief Financial Officer
    David Duquette                and Director

/s/ Josef Czikmantori           Secretary and Director    September 18, 2006
    -------------------------
    Josef Czikmantori